Exhibit 3.2

APPENDIX C: LLC AGREEMENT

GREENBACKER RENEWABLE ENERGY COMPANY LLC

a Delaware Limited Liability Company

THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of GREENBACKER RENEWABLE ENERGY COMPANY LLC (the “Company”) is made and entered into as of June 27, 2014 by GREENBACKER CAPITAL MANAGEMENT LLC, a Delaware limited liability company (“GCM”), and any other Persons who are or hereafter become Members in the Company or parties hereto as provided herein. Capitalized terms used in this Agreement without definition shall have the respective meanings specified in Section 2.2 and, unless otherwise specified, article and section references used herein refer to Articles and Section of this Agreement.

WHEREAS, the Company was formed on December 4, 2012, pursuant to, and in accordance with, the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”) by the filing of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware;

WHEREAS, GCM and the Initial Member entered into the limited liability company operating agreement of the Company, dated December 11, 2012 (the “Original Agreement”);

WHEREAS, GCM and the Initial Member entered into the amended and restated limited liability company operating agreement of the Company, dated August 7, 2013 (the “Amended Agreement”);

WHEREAS, GCM and the Initial Member entered into the amended and restated limited liability company operating agreement of the Company, dated October 9, 2013 (the “Second Amended Agreement”); and

WHEREAS, the Members wish to amend and restate the Second Amended Agreement in its entirety by entering into this Third Amended and Restated Limited Liability Company Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

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ARTICLE I

ORGANIZATION

The Company has been organized as a Delaware limited liability company by filing its Certificate with the Secretary of State of the State of Delaware on December 4, 2012, pursuant to and in accordance with the Act.

ARTICLE II

NAME AND CERTAIN DEFINITIONS

Section 2.1 Name. The name of the Company is “Greenbacker Renewable Energy Company LLC”. The Board of Directors of the Company (the “Board of Directors”) may determine that the Company may use any other designation or name for the Company.

Section 2.2 Certain Definitions. As used in this Agreement, the terms set forth below shall have the following respective meanings:

“Acquisition Expenses” means expenses, including legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on assets not acquired, accounting fees and expenses, and miscellaneous expenses relating to the purchase or acquisition of assets, whether or not acquired.

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“Acquisition Fee” means the total of all fees and commissions paid by any party to any party other than to the Company, in connection with the initial purchase or acquisition of assets by the Company. Included in the computation of such fees or commissions shall be any commission, selection fee, supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et. seq., as the same may be amended from time to time. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

“Actual Owner” is defined in 11.2(d).

“Adjusted Capital” means, cumulative Gross Proceeds generated from sales of the Company’s Shares (including proceeds from the Company’s Reinvestment Plan) reduced for distributions to Members of proceeds from non-liquidating dispositions of the Company’s assets and amounts paid for repurchases of Shares pursuant to the Company’s Share Repurchase Program.

“Adjusted Capital Account” means, with respect to any Tax Member for any taxable year or other period, the balance, if any, in such Tax Member’s Capital Account as of the end of such year or other period, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts that such Tax Member is obligated to restore or is deemed obligated to restore as described in the penultimate sentence of the Treasury Regulations Section 1.704-2(g)(1) and Regulations Section 1.704-2(i)(5); and

(b) Debit to such Capital Account the items described in the Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations to the extent relevant thereto and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Tax Member for any taxable year or other period, the deficit Adjusted Capital Account balance, if any, of such Tax Member as of the end of such year or other period.

“Administration Agreement,” means the administration agreement, by and between the Company, GREC and the Company Administrator, as may be amended from time to time.

“Administrator” means the official or agency administering the securities laws of a state, province, or commonwealth.

“Advisor” or “Advisors” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Article XIV hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.

“Advisory Agreement” means the Amended and Restated Advisory Agreement, dated October 9, 2013, by and among the Company, GREC and the Advisor.

“Affiliate” means (A) any Person directly or indirectly owning, controlling, or holding, with power to vote, 10% or more of the outstanding voting securities of such other Person, (B) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such other Person, (C) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (D) any executive officer, director, trustee or general partner of such other person, or (E) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

“Affiliated Person” means the Sponsor, the Advisor, a Director or any Affiliate of the foregoing.

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“Agreement” is defined in the preamble.

“Assessment” means additional amounts of capital which may be mandatorily required of, or paid voluntarily by, a Member beyond his or her subscription commitment excluding deferred payments.

“Assignee” means any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

“Assignment” means, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of, such Share, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms “Assign” and “Assigning” have a correlative meaning.

“Associate” has the meaning ascribed to such term in Rule 12b-2 of the rules promulgated under the Exchange Act.

“Average Adjusted Capital” means, the average value of the Adjusted Capital for the two most recently completed fiscal quarters.

“Base Management Fee” means, the base management fee payable to the Advisor pursuant to the Advisory Agreement.

“Benefit Plan Investor” means a Member who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

“Board of Directors” is defined in Section 2.1.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-l(b)(2)(iv)(d)-(g).

“Business Combination” means:

(i)	any merger or consolidation of the Company or any Subsidiary thereof with (A) an Interested Member, or (B) any other Person (whether or not itself an Interested Member) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Member; or

(ii)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Member or an Affiliate or Associate of an Interested Member of any property or assets of the Company or any Subsidiary thereof having a net asset value equal to 10% or more of the net asset value of the Company’s outstanding Shares as of the date of the consummation of the transaction giving rise to the Business Combination; or

(iii)	the issuance or transfer by the Company or any Subsidiary thereof (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary thereof to, or proposed by or on behalf of, an Interested Member or an Affiliate or Associate of an Interested Member in exchange for cash, securities or other property (or a combination thereof) having a net asset value equal to 10% or more of the net asset value of the Company’s outstanding Shares as of the date of the consummation of the transaction giving rise to the Business Combination; or

(iv)	any spin-off or split-up of any kind of the Company or any Subsidiary thereof, proposed by or on behalf of an Interested Member or any of its Affiliates or Associates; or

(v)	any reclassification of the Shares or securities of a Subsidiary of the Company (including any reverse split of Shares or such securities) or recapitalization of the Company or such Subsidiary, or any merger or consolidation of the Company or such Subsidiary with any other Subsidiary thereof, or any other transaction (whether or not with or into or otherwise involving an Interested Member), that has the effect, directly or indirectly, of increasing the proportionate share of (A) outstanding Shares or such securities or securities of such Subsidiary which are beneficially owned by an Interested Member or any of its Affiliates or Associates or (B) any securities of the Company or such Subsidiary that are convertible into or exchangeable for Shares or such securities of such Subsidiary, that are directly or indirectly owned by an Interested Member or any of its Affiliates or Associates; or

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(vi)	any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (v) above;

provided, however, that a transaction is not a Business Combination if the transaction resulting in the holder of Shares becoming an Interested Member is approved by the Board of Directors prior to the time such Person became an Interested Member.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Capital Account” is defined in Section 8.2.

“Capital Contributions” means the total investment, including the original investment and amounts reinvested pursuant to the Reinvestment Plan, by a Member or by all Members, as the case may be.

“Capital Gains Incentive Distribution” is defined in Section 9.2.

“Cash Available for Distribution” means Cash Flow plus cash funds available for distribution from the Company reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” means cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements. Cash withdrawn from reserves shall not be included in Cash Flow.

“Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.

“Class” means any of Class A, Class C, Class I Shares or any other class of Shares that the Board of Directors may authorize from time to time pursuant to this Agreement.

“Class A Shares” is defined in Section 7.1.

“Class C Shares” is defined in Section 7.1.

“Class I Shares” is defined in Section 7.1.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commencement of the Initial Public Offering” means the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

“Common Shares” means any Shares that are not Preferred Shares.

“Company” is defined in the preamble.

“Company Administrator” means Greenbacker Administration, LLC, the administrator pursuant to the Administration Agreement.

“Company Minimum Gain” means “partnership minimum gain” as defined in the Treasury Regulations Section 1.704-2(b)(2) and as computed in accordance with the Treasury Regulations Section 1.704-2(d).

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“Company NAV” means the net fair market value of all of the Company’s assets, including investments in bank accounts, money market funds or other current assets, as determined by the Board of Directors from time to time pursuant to this Agreement.

“Consent” means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Article XII of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

“Continuing Director” means (i) any Director of the Company who (A) is neither the Interested Member involved in the Business Combination as to which a determination of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Member, or a relative of any of the foregoing, and (B) was a member of the Board of Directors prior to the time that such Interested Member became an Interested Member, or (ii) any successor of a Continuing Director described in clause (i) above who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.

“Dealer Manager” means SC Distributors, LLC, an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Shares. SC Distributors, LLC is a member of the Financial Industry Regulatory Authority.

“DGCL” means Delaware General Corporation Law.

“Director” is defined in Section 5.2(a).

“Distribution Fee” is defined in Section 7.1(b)

“Distributions” means any distributions of money or other property by the Company to owners of Shares or the Special Unitholder, including distributions of Cash Available for Distributions, distributions of cash from capital events and distributions that may constitute a return of capital for federal income tax purposes.

“Economic Interest” means a Person’s right to share in the income, gains, losses, deductions, credits, or similar items of the Company, and to receive Distributions from the Company, but excluding any other rights of a Member, including the right to vote or to participate in management, or, except as may be provided in the Act, any right to information concerning the business and affairs of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means an interest-bearing account established and maintained by the Advisor with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any subscription received from subscribers, including Persons who are to be admitted as Members as a result of the closing of the Initial Public Offering.

“Escrow Agent” UMB Bank, N.A., or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the Advisor to serve in such capacity pursuant to the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement between the Company, the Advisor, the Dealer Manager and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“Front End Fees” means all fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated by the Advisor or the Sponsor.

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“GCM” means Greenbacker Capital Management LLC, a Delaware limited liability company.

“GREC” means Greenbacker Renewable Energy Corporation, a Maryland corporation.

“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement, fees paid to the Dealer Manager or other Organization and Offering Expenses. For the purposes of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the prospectus for such offering without reduction.

“Hurdle Rate” means 1.75% per fiscal quarter (or 7.00% annualized).

“Incentive Distribution” means, the distribution of the Income Incentive Distribution, which is calculated and payable quarterly in arrears, the Capital Gains Incentive Distribution, which is calculated and payable quarterly in arrears, and the Liquidation Incentive Distribution, which calculated immediately prior to a Liquidation, to be made to the Special Unitholder pursuant to Section 9.2.

“Income Incentive Distribution” means the Income Incentive Distribution that the Special Unitholder may receive pursuant to Section 9.2.

“Indebtedness” means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

“Indemnitee” is defined in Section 17.2(f).

“Independent Director” means a Director who is “independent” as such term is defined in NASDAQ Listing Rule 5605(a)(2).

“Independent Expert” means a Person with no material current or prior business or personal relationship with the Advisor or the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform such work.

“Interested Member” means any Person (other than the Company or any Subsidiary of the Company, any employee benefit plan maintained by the Company or any Subsidiary thereof or any trustee or fiduciary with respect to any such plan when acting in such capacity) that:

(i)	is, or was at any time within the three-year period immediately prior to the date in question, the Owner of 15% or more of the then outstanding Shares and who did not become the Owner of such amount of Shares pursuant to a transaction that was approved by the affirmative vote of a majority of the Board of Directors; or

(ii)	is an assignee of, or has otherwise succeeded to, any Shares of which an Interested Member was the Owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act.

“Initial Public Offering” means the first Offering pursuant to an effective registration statement filed under the Securities Act.

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“Investment in Company Assets” means the amount of capital contributions actually paid or allocated to the origination or purchase of assets by the Company (including working capital reserves allocable thereto, except that working capital reserves in excess of 3% shall not be included) and other cash payments such as interest and taxes, but excluding Front End Fees.

“Joint Ventures” means those joint venture or partnership arrangements in which the Company or any of its subsidiaries is a co-venturer or general partner in an entity established to acquire or hold assets.

“Liquidation” means, the liquidation, dissolution, or winding-up of the Company pursuant to Article XX.

“Liquidation Incentive Distribution” is defined in Section 9.2.

“Listing” means the listing of the Shares on a national securities exchange, or a transaction in which Members receive shares of an entity that is listed on a national securities exchange. Upon such Listing, the Shares shall be deemed Listed.

“Listing Premium” means the amount, if any, by which the Listing Value following a Listing exceeds the Company’s Adjusted Capital, as calculated immediately prior to such Listing.

“Listing Value” means (A) the product of (i) the number of Listed Shares and (ii) the average closing price per Share over the 30-trading-day period following such Listing, plus (iii) the amount of such consideration, if any, received by Members in connection with any transaction that results in a Listing. Listing Value shall not include the value of any non-Listed securities received by Members as full or partial consideration in connection with any transaction or series of transactions that result in a Listing.

“Loss” for any period means all items of Company loss, deduction and expense for such period determined according to Section 8.3.

“Majority of the Members” means Members holding more than 50% of the total outstanding Percentage Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

“Members” means the holders of record of Shares.

“Membership Interest” means a Member’s rights in one or more Shares at any particular time, including the Member’s Economic Interest in the Company, any right to vote or participate in management of the Company and any right to information concerning the business and affairs of the Company provided by this Agreement or the Act.

“Membership List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Shares held by, each Member, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

“Minimum Offering” means the receipt and acceptance by the Directors of subscriptions for Shares aggregating at least $2,000,000 in Offering proceeds.

“Minimum Offering Expiration Date” means the 1 year anniversary of the date of the Prospectus.

“NASAA Omnibus Guidelines” means the NASAA Omnibus Guidelines adopted by the North American Securities Administrators Association, Inc., on March 29, 1992, as amended on May 7, 2007.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles.

“Non-Compliant Tender Offer” is defined in Section 12.21.

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“Nonrecourse Deductions” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a given period equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during such period, over the aggregate amount of any distributions during such period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in the Treasury Regulations Section 1.704-2(b)(3).

“Offering” means any offering and sale of Shares, including pursuant to the Reinvestment Plan.

“Organization and Offering Expenses” means all costs and expenses incurred by and to be paid by the Company in connection with the formation of the Company and the qualification and registration of an Offering, including total underwriting compensation, legal, accounting, printing, mailing and filing fees, charges of the escrow holder and transfer agent, charges of the Advisor for administrative services related to the issuance of Shares in the Offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of the Advisor for costs in connection with preparing sales materials and the expenses of qualification and sale of the Shares under federal and state laws.

“Owner” has the meaning ascribed to the term beneficial owner in Rule 13d-3 of the Rules and Regulations promulgated under the Exchange Act.

“Percentage Interest” means, unless specifically provided otherwise, the percentage ownership interest of any Member determined at any time by dividing a Member’s current Shares by the total outstanding Shares of all Members. If specifically provided otherwise, the determination of a member’s Percentage Interest may be made on a Class-by-Class basis by dividing a Member’s current Shares by the total outstanding Shares in a given Class of all Members in that Class. For the avoidance of doubt, the Percentage Interest referred to in Section 9.1(b) shall be made on a Class-by-Class basis.

“Person” means any natural person, partnership, corporation, association, trust or other legal entity.

“Preferred Shares” has the meaning set forth in Section 7.2 hereof.

“Pre-Incentive Distribution Net Investment Income” means the difference of (i) (a) interest income, (b) dividend income, project income and distribution income from equity investments (but excluding that portion of distributions that are treated as a return of capital) and (c) any other income (including any other fees the Company receives, including commitment fees, origination fees, structuring fees, diligence and consulting fees) accrued during the fiscal quarter, and (ii) the Company’s operating expenses for the fiscal quarter (including the Base Management Fee, expenses payable under the Administration Agreement with the Company’s Administrator, and any interest expense and dividends paid on any issued and outstanding indebtedness and Preferred Shares, but excluding the Incentive Distribution).

Pre-Incentive Distribution Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. If interest income is accrued but never paid, the Company’s Board of Directors may determine to write off the accrued amount in the fiscal quarter in which the Board of Directors deems such accrued amount to be uncollectible. The write off would cause a decrease in interest income for the fiscal quarter equal to the amount of the prior accrual. The Advisor is not under any obligation to reimburse the Company for any part of the Incentive Distribution it received that was based on accrued income that the Company never receive as a result of a default by an entity on the obligation that resulted in the accrual of such income. Pre-Incentive Distribution Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation or any accrued income taxes and other taxes including franchise, property, and sales taxes.

For purposes of calculating the Incentive Distribution payable to the Special Unitholder in accordance with Section 9.2 hereof, Pre-Incentive Distribution Net Investment Income shall be expressed as a rate of return on the Company’s Average Adjusted Capital at the end of the applicable quarter and compared to the Hurdle Rate.

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“Profit” for any period means all items of Company income and gain for such period determined according to Section 8.3.

“Program” means a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from and interest in the assets to be acquired by such entity.

“Prospectus” means the same as that term is defined in Section 2(a)(10) of the Securities Act, including a preliminary prospectus or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.

“Qualified Subscription Account” means the interest-bearing account established and maintained by the Company for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of subscriptions received from Persons who are to be admitted as Members as a result of closings of Offerings to be held subsequent to the closing of the Initial Closing Date.

“Record Date” means the date established by the Board of Directors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Date Request Notice” has the meaning set forth in 12.2(b).

“Record Holder” means (a) with respect to any Common Shares, the Person in whose name such Shares are registered on the Membership List as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the Membership List that the Company has caused to be kept as of the opening of business on such Business Day.

“Registration Statement” means the registration statement for the Shares on a proper form filed with the Commission under the Securities Act which registration statement was declared effective by the Commission.

“Regulatory Allocations” is defined in Section 9.4.

“Reinvestment Plan” is defined in Section 7.16.

“Relative NAV” means the Company NAV multiplied by the percentage obtained by dividing the current issued and outstanding Shares within each of Class A Shares, Class C Shares and Class I Shares by the total issued and outstanding Shares of all Members.

“Request Record Date” has the meaning set forth in 12.2(b).

“Roll-Up Entity” means a partnership, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or that are traded through the National Association of Securities Dealers Automated Quotation for at least 12 months, or (ii) a transaction involving the conversion to a corporation, partnership, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of the holders of the Shares, the term of existence of the Company, compensation to the Advisor or Sponsor or the investment objectives of the Company.

“Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Company’s assets.

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“Secondary Market” is defined in 10.2(c).

“Securities” means Shares, stock, units, membership interests or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, stock or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Commissions” means any and all commissions payable to underwriters, dealer managers or other Soliciting Dealers in connection with the sale of Shares, including commissions payable to the Dealer Manager.

“Share Designation” is defined in Section 7.3.

“Share Repurchase Program” means, a program adopted by the Board of Directors, if any, pursuant to which the Company may conduct Share repurchases.

“Shares” is defined in Section 7.1. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

“Soliciting Dealers” means those broker-dealers that are members of the Financial Industry Regulatory Authority or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other selling agreements with the Dealer Manager to sell Shares.

“Special Meeting Percentage” has the meaning set forth in 12.2(b).

“Special Meeting Request” has the meaning set forth in 12.2(b).

“Special Preferred Share” means the preferred share of GREC which shall be initially be held by the Company entitling the holder thereof to receive distributions from GREC which are substantively equivalent to the distributions that the Special Unitholder is entitled to receive in respect of the Special Unit.

“Special Unit” means, profit interests issued pursuant to Section 4.8, the holder of which is entitled to the Incentive Distribution.

“Special Unitholder” means, the recordholder of the Special Unit.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Sponsor does not include wholly independent third parties, including attorneys, sub-advisors, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

(a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

(b) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

(c) having a substantial number of relationships and contacts with the Company;

(d) possessing significant rights to control Company properties;

(e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the Company’s industry; or

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(f) providing goods or services to the Company on a basis which was not negotiated at arm’s length with the Company.

“Subscription Agreement” means the document that a Person who buys Shares of the Company must execute and deliver with full payment for the Shares and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, company, joint venture, limited liability company, association or other Person in which such Person owns, directly or indirectly, more than 50% of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

“Substitute Member” means any Assignee of Shares who is admitted to the Company as a Member pursuant to Section 10.3 of this Agreement.

“Tax Matters Partner” is defined in Section 9.9(a).

“Tax Member” is defined in Section 8.2.

“Tax Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in the Treasury Regulations Section 1.704-2(b)(4).

“Tax Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Tax Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the Treasury Regulations Section 1.704-2(i)(3).

“Tax Member Nonrecourse Deductions” means “partnership nonrecourse deductions” as defined in Treasury Regulations Section 1.704-2(i)(1) and as computed in accordance with the Treasury Regulations Section 1.704-2(i)(2).

For any taxable year or other period, the amount of Tax Member Nonrecourse Deductions with respect to a Tax Member Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Tax Member Nonrecourse Debt Minimum Gain attributable to such Tax Member Nonrecourse Debt over the aggregate amount of any distributions during such year to the Member that bears the economic risk of loss for such Tax Member Nonrecourse Debt to the extent such distributions are from proceeds of such Tax Member Nonrecourse Debt and are allocable to an increase in Tax Member Nonrecourse Debt Minimum Gain, determined according to the provisions of the Treasury Regulations Section 1.704-2(i)(2).

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

ARTICLE III

POWERS AND PURPOSE

Section 3.1 Purpose. The purposes and powers of the Company shall be to engage in any lawful business or activity that may be engaged in by a limited liability company formed under the Act, as such businesses or other activities may be determined by the Board of Directors from time to time.

Section 3.2 No State Law Partnership. The Company is a Delaware limited liability company that will be treated as a partnership only for federal income tax purposes, and if applicable, state tax purposes, and no Member shall be deemed to be a partner or joint venturer of any other Member, for any purposes other than federal income tax purposes and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

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Section 3.3 Authority.

(a) By executing the Subscription Agreement and subscribing for Shares, each Member hereby agrees to be bound by the terms of this Agreement and any amendments or supplements thereto or cancellations thereof and authorizes and appoints with full power of substitution as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, the Advisor and the Company, and each of their authorized officers and attorneys-in-fact, as the case may be, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices, as may be required or advisable under the laws of the State of Delaware or any other applicable jurisdiction:

(i) any and all certificates, instruments, agreements or other documents, whether related to this Agreement or otherwise, and any amendment of any thereof (including amendments reflecting the addition of any Person as a Member or any admission or substitution of other Members or the Capital Contribution made by any such Person or by any Member) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Member (including any Substitute Member);

(ii) any other document, certificate or instrument required to reflect any action of the Members duly taken in the manner provided for in this Agreement, whether or not such Member voted in favor of or otherwise consented to such action;

(iii) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Company is doing or intends to do business or that the Board of Directors or GCM deems necessary or advisable;

(iv) any certificate of dissolution or cancellation of the Certificate that may be reasonably necessary to effect the termination of the Company; and

(v) any instrument or papers required to terminate the business of the Company pursuant to Article XX hereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Member if such action could in any way increase the liability of such Member beyond the liability expressly set forth in this Agreement or alter the rights of such Member under Article XII, unless (in either case) such Member has given a power of attorney to such attorney-in-fact expressly for such purpose

(vi) all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Article XII or any other provision of this Agreement that establishes a percentage of the Members or of the Members holding any class or series of Shares required to take any action, the Advisor and the Company, and each of their authorized officers and attorneys-in-fact, as the case may be, may exercise the power of attorney made in this Section 3.3 only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members holding such class or series of Shares, as applicable.

(b) Nothing contained in this Section 3.3 shall be construed as authorizing the Advisor and the Company, or each of their authorized officers or attorneys-in-fact, as the case may be, to amend, change or modify this Agreement except in accordance with Article XVIII or as may be otherwise expressly provided for in this Agreement.

(c) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Advisor or the Company, and each of their authorized officers or attorneys-in-fact, as the case may be, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Advisor or the Company, and each of their authorized officers or attorneys-in-fact, as the case may be, taken in good faith under such power of attorney in accordance with this Section 3.3.

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(d) Each Member hereby agrees to execute and deliver to the Directors within 5 days after receipt of the Directors’ written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the Directors deem necessary to comply with any laws, rules or regulations relating to the Company’s activities.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The address of the registered agent of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the Company’s registered agent is Corporation Service Company or any successor registered agent for service of process as shall be appointed by the Board of Directors in accordance with the Act. The Company’s registered agent, Corporation Service Company, is a Delaware corporation. The address of the principal office of the Company is 369 Lexington Avenue, Suite 312, New York, NY 10017. The Company may have such other offices or places of business as the Board of Directors may from time to time determine.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Powers.

(a) Except as otherwise expressly provided in this Agreement, the Board of Directors shall have complete and exclusive discretion to manage the business and affairs of the Company and is authorized to and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes, investment policies and business of the Company. No Member, by reason of its status as such, shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions specified herein to be voted on or approved by the Members or, to the extent not inconsistent with this Agreement, in the Act. At any time that there is only one Member, any and all action provided for herein to be taken or approved by the Members shall be taken or approved by the sole Member.

(b) The Company shall have such officers as are provided for in Article VI. The Board of Directors may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Directors may delegate to the Advisor, any officer of the Company or the Advisor, or to any such other person or entity such authority to act on behalf of the Company as the Board of Directors may from time to time deem appropriate in its sole discretion.

(c) Except as otherwise provided by the Board of Directors, when the taking of such action has been authorized by the Board of Directors, any Director or officer of the Company or the Advisor, or any other person specifically authorized by the Board of Directors, may execute any contract or other agreement or document on behalf of the Company and may execute on behalf of the Company and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Act.

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Section 5.2 Number and Classification.

(a) The Board of Directors has 5 members (the “Directors”). The number of Directors may be increased or decreased from time to time by the Board of Directors provided, however, that the total number of Directors shall never be fewer than 3 nor more than 11, provided, further however, that, subject to 5.2(d), at all times there shall be one more Independent Director than non-Independent Directors.

(b) The names and addresses of the Directors who shall serve on the Board of Directors are set forth in the books and records of the Company.

(c) The Directors may increase the number of Directors and fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the Board of Directors. Any and all vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum. Notwithstanding the foregoing sentence, the Independent Directors who remain on the Board of Directors shall nominate replacements for vacancies among the Independent Directors’ positions.

(d) Upon the Commencement of the Initial Public Offering, a majority of the Board of Directors will be Independent Directors except for a period of 60 days after the death, removal or resignation of an Independent Director. Any vacancies will be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term.

Section 5.3 Committees. The Directors may establish such committees as they deem appropriate, and may delegate to such committees such powers as the Directors deem appropriate, in their discretion, except as prohibited by the Act; provided that at least a majority of the members of the audit committee are Independent Directors. The responsibilities and duties of the committees shall be set forth in the respective charters for such committees.

Section 5.4 Fiduciary Obligations. The Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Members, including a specific fiduciary duty to supervise the relationship of the Company with the Advisor. The Directors shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Company. The Directors shall not contract away the fiduciary obligations owned to the Members under common law.

Section 5.5 Resignation or Removal.

(a) Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. Any Director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the votes entitled to be cast at a meeting called, pursuant to Article XII, for the purpose of the proposed removal (excluding any Shares or Percentage Interest of any affiliated Director being removed) without the necessity for concurrence by the Directors.

Section 5.6 Approval by Independent Directors. A majority of Independent Directors must approve all applicable matters as specified in this Agreement.

Section 5.7 Certain Determinations by Board of Directors. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and every holder of Shares: the amount of the net income for any period and the amount of assets at any time legally available for the payment of distributions or redemption of Shares, the amount of net assets, annual or other cash flow, funds from operations or net profit; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or any Shares; the number of Shares of any class of the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Board of Directors; provided, however, that any determination by the Board of Directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination.

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Section 5.8 Place of Meetings and Meetings by Telephone. All meetings of the Directors may be held at any place that has been designated from time to time by resolution of the Directors. In the absence of such a designation, regular meetings shall be held at the principal place of business of the Company. Any meeting, regular or special, may be held by conference telephone or similar communication equipment so long as all Directors participating in the meeting can hear one another, and all Directors participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

Section 5.9 Regular Meetings. Regular meetings of the Directors shall be held at such times and at such places as shall be fixed by the Directors. Such regular meetings may be held without notice.

Section 5.10 Special Meetings. Special meetings of the Directors for any purpose or purposes may be called at any time by any Director or by the Chief Executive Officer or the President. Notice of the time and place of a special meeting shall be delivered personally or by telephone to each Director and sent by first-class mail, by facsimile or electronic mail (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Company. In case the notice is mailed, it shall be deposited in the United States mail at least 5 calendar days before the time of the holding of the meeting. In case notice is delivered by overnight courier, it shall be given at least 2 calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or by facsimile or electronic mail (or similar electronic means), it shall be given at least 1 calendar day before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Directors or to a person at the office of the Directors who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting.

Section 5.11 Quorum. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 5.13. Every act or decision done or made by the affirmative vote of a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Directors, except to the extent that the vote of a higher number of Directors is required by this Agreement or applicable law.

Section 5.12 Waiver of Notice. Notice of any meeting need not be given to any Director who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting before or at its commencement the lack of notice to that Director.

Section 5.13 Adjournment. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than 48 hours, in which case notice of the time and place shall be given before the time of the adjourned meeting.

Section 5.14 Action Without a Meeting. Any action to be taken by the Directors at a meeting may be taken without such meeting by the written consent of a majority of the Directors then in office (or such higher number of Directors as is required to authorize or take such action under the terms of this Agreement or applicable law). Any such written consent may be executed and given by facsimile, electronic mail or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Directors. If any action is so taken by the Directors by the written consent of less than all of the Directors, prompt notice of the taking of such action shall be furnished to each Director who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

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ARTICLE VI

OFFICERS

Section 6.1 Officers. The officers of the Company shall be a Chief Executive Officer, a President, and a Chief Financial Officer. The Company may also have, at the discretion of the Directors, such other officers as may be appointed in accordance with the provisions of Section 6.3. Any number of offices may be held by the same person. Each of the officers of the Company may but need not be a Director. The descriptions of the duties and responsibilities of the officers of the Company are set forth in Schedule A, which may be amended from time to time at the discretion of the Directors.

Section 6.2 Election of Officers. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 6.3 or Section 6.5, shall be chosen by the Directors, and each shall serve at the pleasure of the Directors.

Section 6.3 Subordinate Officers. The Directors may appoint and may empower the Chief Executive Officer, or any other officer, to appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement or as the Directors (or, to the extent the power to prescribe authorities and duties of subordinate officers is delegated to him or her, the Chief Executive Officer, or such other officer) may from time to time determine.

Section 6.4 Removal and Resignation of Officers. Any officer may be removed, with or without cause, by the Directors at any regular or special meeting of the Directors or by such officer, if any, upon whom such power of removal may be conferred by the Directors. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in notice of a resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

Section 6.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in this Agreement for regular appointment to that office. The Chief Executive Officer may make temporary appointments to a vacant office pending action by the Directors.

ARTICLE VII

CAPITAL CONTRIBUTIONS; COMMON SHARES; PREFERRED SHARES; SPECIAL UNITS

Section 7.1 Shares. A Member’s Membership Interest in the Company, including such Member’s right to receive Distributions from the Company, shall be represented by the “Share” or “Shares” held by such Member. Initially, there shall be three Classes of Common Shares: (i) class A Shares (“Class A Shares”), (ii) class C Shares (“Class C Shares”), and (iii) class I Shares (“Class I Shares”), and such Classes shall have the following commissions and fees relating to them:

(a) Each Class A Share issued in the primary offering shall be subject to a sales commission of up to 7.00% per Share and a Dealer Manager fee of up to 2.75% per Share, which underwriting compensation is subject to change in subsequent offerings. No sales commissions or Dealer Manager fees shall be paid with respect to any Class A Shares issued pursuant to the Reinvestment Plan.

(b) Each Class C Share issued in the primary offering shall be subject to a sales commission of up to 3.00% per Share and a Dealer Manager fee of up to 2.75% per Share, which underwriting compensation is subject to change in subsequent offerings. In addition, with respect to Class C Shares, the Company shall pay the Dealer Manager on a monthly basis a distribution fee (“Distribution Fee”) that accrues daily equal to 1/365th of 0.80% of the amount of the net asset value for the Class C Shares for such day on a continuous basis from year to year. No sales commissions or Dealer Manager fee shall be paid with respect to any Class C Shares issued pursuant to the Reinvestment Plan.

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(c) Each Class I Share issued in the primary offering shall be subject to a Dealer Manager fee of up to 1.75% per Share, which underwriting compensation is subject to change in subsequent offerings. No Dealer Manager fees shall be paid with respect to any Class I Shares issued pursuant to the Reinvestment Plan.

Section 7.2 Authorized Common Shares, Preferred Shares, and Special Units. The Company is initially authorized to issue up to 400,000,000 Shares, of which 350,000,000 Common Shares are designated as Class A, Class C, and Class I Shares, and 50,000,000 are designated as Preferred Shares (“Preferred Shares”). In addition, the Company is authorized to issue one Special Unit. All Shares and the Special Unit issued pursuant to, and in accordance with the requirements of, this Article VII shall be validly issued, fully paid and nonassessable Shares or a Special Unit in the Company. Each Class of Common Shares will have the same voting rights. Special Units will have no voting rights. If Shares of one class or series are classified or reclassified into Shares of another class or series pursuant to Section 7.3, the number of authorized Shares of the former class or series shall be automatically decreased and the number of Shares of the latter class or series shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes or series that the Company has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the Members, may amend this Agreement from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Company has authority to issue.

Section 7.3 Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board of Directors by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares of the Company, (b) specify the number of Shares to be included in the class or series; and (c) set or change, subject to the provisions of Articles X and XI and subject to the express terms of any class or series of Shares of the Company outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series (a “Share Designation”). A Share Designation shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the books and records of the Company, and shall be annexed to, and constitute part of, this Agreement.

Section 7.4 Special Unit. On the closing of the Initial Public Offering, the Company issued one Special Unit to the Special Unitholder. There was no obligation to contribute any capital in connection with the issuance of the Special Unit, and the Capital Account balance of the Special Unitholder was zero.

Section 7.5 Characterization of Special Unit as Profits Interests. The Special Unit issued under this Agreement is intended to qualify as “profits interests” under IRS Revenue Procedures 93-27 and 2001-43, and the sections of this Agreement relating to such interests shall be interpreted and applied consistently therewith. In addition, the Board of Directors is hereby authorized upon publication of final Regulations in the Federal Register (or other official pronouncement), to amend this Agreement as it determines, in its sole discretion, to provide for: (A) the election of a safe harbor under Regulation Section 1.83-3(1) (or any similar provision) under which the fair market value of any Special Units that are transferred in connection with the performance of services are treated as being equal to the liquidation value of such Membership Interests, with (B) an agreement by the Company and all of its Members to comply with all the requirements set forth in such regulations and Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all Special Units transferred in connection with the performance of services while the election remains effective, (C) the allocation of items of income, gains, deductions, and losses required by any final Regulations similar to Proposed Regulation Sections 1.704-1(b)(4)(xii)(b) and (c), and (D) any other related amendments. The Members acknowledge and agree that the exercise by the Board of Directors of any discretion provided to it hereunder shall not be a modification or amendment to this Agreement.

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Section 7.6 Capital Contribution by GCM. GCM made a cash Capital Contribution to the Company of $201,000 for Shares in the Offering. GCM shall have no obligation to make any further Capital Contributions to the Company.

Section 7.7 Additional Capital Contributions. No Member shall be required to make any Capital Contribution in addition to the purchase price paid for such Member’s Shares pursuant to the Offering.

Section 7.8 Capital Contributions by New Members. The Directors are authorized and directed to raise capital for the Company as provided in the Prospectus by offering and selling Shares to Members as follows:

(a) Each Class A Share shall initially be issued for a purchase price of $10.00, subject to certain possible discounts, until such time as the Board of Directors adjusts the purchase price of Class A Shares.

(b) Each Class C Share shall initially be issued for a purchase price of $9.576, subject to certain possible discounts, until such time as the Board of Directors adjusts the purchase price of Class C Shares.

(c) Each Class I Share shall initially be issued for a purchase price of $9.186, subject to certain possible discounts, until such time as the Board of Directors adjusts the purchase price of Class I Shares.

(d) Except as set forth below, the initial minimum purchase of Shares shall be $2,000 (or such greater minimum number as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner) and any additional purchases of Shares shall be $500 (or such greater minimum number as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner). Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Shares which may be purchased shall not apply to purchases of Shares pursuant to the Reinvestment Plan.

(e) The Directors may accept subscriptions for fractional Shares in excess of the minimum subscription amount.

(f) The Directors may refuse to accept subscriptions for Shares and contributions tendered therewith for any reason whatsoever.

(g) Each Share sold to a subscriber shall be fully paid and nonassessable.

(h) The Directors are further authorized to cause the Company to issue additional Shares of any class or series to Members pursuant to the terms of this Agreement, including pursuant to any plan of merger, plan of exchange or plan of conversion adopted by the Company.

Section 7.9 Public Offering. Subject to compliance with applicable state securities laws and regulations, the Offering shall terminate 2 years from the date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the Board of Directors, or unless extended by the Board of Directors for up to an additional 12 months. Except as otherwise provided in this Agreement, the Board of Directors shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Shares and are hereby authorized and directed to do all things which the Board of Directors deems to be necessary, convenient, appropriate and advisable in connection therewith, including the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the Directors shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Shares, all on such basis and upon such terms as the Directors shall determine.

Section 7.10 Minimum Capitalization. The Offering will terminate if the Company has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

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Section 7.11 Escrow Account. Until subscriptions for the Minimum Offering are received and accepted by the Board of Directors, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the Board of Directors. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon. Notwithstanding the above, the escrow shall be modified to reflect any particular requirements of federal law or any state in which the Shares are offered. The Company is authorized to enter into one or more escrow agreements on behalf of the Company in such form as is satisfactory to the Board of Directors reflecting the requirements of this Section 7.11 and containing such additional terms as are not inconsistent with this Section 7.11. Upon satisfying the Minimum Offering requirement, funds shall be released from escrow to the Company within approximately 30 days and investors with subscription funds held in the escrow shall be admitted as Members as soon as practicable, but in no event later than 15 days after such release.

Section 7.12 Admission of Members.

(a) No action or consent by any Members shall be required for the admission of Members to the Company. Subscriptions will be accepted or rejected within 10 days of receipt of each completed Subscription Agreement by the Company and, if rejected, all funds shall be returned to such subscribers and without deduction for any expenses within 10 Business Days from the date the subscription is rejected. Prior to satisfying the Minimum Offering requirement, funds of subscribers for Shares pursuant to the Offering shall be held in the escrow account described in Section 7.11 above. Such funds shall not be released from escrow, and no subscribers for Shares shall be admitted to the Company unless and until the receipt and acceptance by the Company of the Minimum Offering. Any subscriber shall be admitted as a Member no later than the last day of the calendar month following the date his or her subscription was accepted by the Company.

(b) No Person who subscribes for Shares in the Offering shall be admitted as a Member who has not executed and delivered to the Company the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the Directors may deem necessary or desirable to effect such admission.

Section 7.13 Interest on Capital Contributions. No interest shall be paid on, or in respect of, any Capital Contribution to the Company by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member’s Capital Contribution.

Section 7.14 Suitability Standards. Upon the Commencement of the Initial Public Offering and until Listing, the following provisions shall apply:

(a) Subject to suitability standards established by individual states or any higher standards established by the Board of Directors to become a Member of the Company, if the prospective Member is an individual (including an individual beneficiary of a purchasing Individual Retirement Account as defined in the Code), or if the prospective Member is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, shall represent to the Company, among other requirements as the Company may require from time to time:

(i) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $70,000 and a Net Worth (excluding home, furnishings and automobiles) of not less than $70,000; or

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(ii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a Net Worth (excluding home, furnishings and automobiles) of not less than $250,000.

(b) The Sponsor and each Person selling Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Member. In making this determination, the Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall ascertain that the prospective Member:

(i) meets the minimum income and Net Worth standards established for the Company;

(ii) can reasonably benefit from the Company based on the prospective Member’s overall investment objectives and portfolio structure;

(iii) is able to bear the economic risk of the investment based on the prospective Member’s overall financial situation; and

(iv) has apparent understanding of: (1) the fundamental risks of the investment; (2) the risk that the Member may lose the entire investment; (3) the lack of liquidity of the Shares; (4) the restrictions on transferability of the Shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall make this determination on the basis of information or representations it has obtained from a prospective Member. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, Net Worth, financial situation, and other investments of the prospective Member, as well as any other pertinent factors. The Sponsor or each Person selling Share on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Member. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain these records or copies of representations made for at least 6 years.

(c) Subject to certain individual state requirements, the issuance of Shares under the Reinvestment Plan, or higher standards established by the Board of Directors from time to time, no Member will be permitted to make an initial investment in the Company by purchasing a number of Shares valued at less than $2,000.

Section 7.15 Repurchase of Shares. The Board of Directors may establish, from time to time, a Share Repurchase Program, provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, the Advisor, the Directors or any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.

Section 7.16 Distribution Reinvestment Plans. The Board of Directors may establish, from time to time, a distribution reinvestment plan or plans (a “Reinvestment Plan”) if all of the following conditions are met: (i) the Company and any subsequent entities in which the Members reinvest are registered or exempted under applicable state securities laws; (ii) except as otherwise provided herein, no sales commissions or fees shall be deducted directly or indirectly from the reinvested funds by the Advisor; (iii) any subsequent entities in which the Members reinvest has substantially identical investment objectives as the Company; (iv) the Members are free to elect or revoke reinvestment within a reasonable time and such right is fully disclosed in the offering documents; (v) the Members shall have received a Prospectus, which is current as of the date of each such reinvestment; and (vi) the broker-dealer or the issuer assumes responsibility for blue sky compliance and performance of due diligence responsibilities and has contacted the Members to ascertain whether the Members continue to meet the applicable states’ suitability standard for participation in each reinvestment.

Section 7.17 Assessments. Mandatory Assessments of any kind shall be prohibited.

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ARTICLE VIII

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 8.1 Company Capital. No Member shall be paid interest on any Capital Contribution to the Company or on such Member’s Capital Account, and no Member shall have any right (i) to demand the return of such Member’s Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to Section 20.3 hereof, (ii) to cause a partition of the Company’s assets, or (iii) to own or use any particular or individual assets of the Company.

Section 8.2 Establishment and Determination of Capital Accounts. A capital account (“Capital Account”) shall be established for each Member and for the Special Unitholder (each a “Tax Member”). The Capital Account of each Tax Member shall consist of his, her or its initial Capital Contribution and shall be (i) increased by (a) any additional Capital Contributions made by such Tax Member pursuant to the terms of this Agreement, (b) the amount of any Company liabilities that are assumed by such Tax Member, and (c) such Tax Member’s share of Profits allocated to such Tax Member pursuant to Section 9.3, (ii) decreased by (a) such Tax Member’s share of Losses allocated to such Tax Member pursuant to Section 9.3 and (b) any Distributions to such Tax Member (net of liabilities assumed by such Tax Member and liabilities to which such property is subject) distributed to such Tax Member and (iii) adjusted as otherwise required by the Code and the regulations thereunder, including the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Tax Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

Section 8.3 Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided that:

(i) any income that is exempt from Federal income tax shall be added to such taxable income or losses;

(ii) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;

(iii) if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or (f) (in connection with a revaluation of Capital Accounts), then the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iv) if property that is reflected on the books of the Company has a Book Value that differs from the adjusted tax basis of such property, then depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value; and

(v) the computation of all items of income, gain, loss, deduction and expense shall be made without regard to any election pursuant to Section 754 of the Code that may be made by the Company, unless the adjustment to basis of Company property pursuant to such election is reflected in Capital Accounts pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv)(m).

Section 8.4 Negative Capital Accounts. No Tax Member shall be required to pay to the Company or any other Tax Member any deficit or negative balance which may exist from time to time in such Tax Member’s Capital Account.

Section 8.5 Adjustments to Book Value. The Company shall adjust the Book Value of its assets to fair market value in accordance with Treasury Regulation Section l.704-l(b)(2)(iv)(f) as of the following times: (a) at the Directors’ discretion, in connection with the issuance of Membership Interests in the Company and the computation of Company NAV; (b) at the Directors’ discretion, in connection with the Distribution by the Company to a Tax Member of more than a de minimis amount of Company assets, including cash, if as a result of such Distribution, such Tax Member’s interest in the Company is reduced (including a redemption); and (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1 (b)(2)(ii)(g). Any such increase or decrease in Book Value of an asset made pursuant to Section 8.5(a) or (b) shall, as a matter of administrative convenience, occur on a quarterly basis to take into consideration the contributions by and distributions to Tax Members over the course of a given quarter, Furthermore, any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Tax Members under Section 9.3 (determined immediately prior to the issuance of the new Membership Interests or the distribution of assets in an ownership reduction transaction).

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Section 8.6 Compliance With Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Directors determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Tax Member), are computed in order to comply with such regulation, the Directors may make such modification, provided that it is not likely to have a material effect on the amount distributable to any Tax Member pursuant to Section 9.2 on the dissolution of the Company. The Directors also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Tax Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulation Section 1.704-1(b)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

Section 8.7 Transfer of Capital Accounts. The original Capital Account established for each substituted Tax Member shall be in the same amount as the Capital Account of the Tax Member (or portion thereof) to which such substituted Tax Member succeeds, at the time such substituted Tax Member is admitted to the Company. The Capital Account of any Tax Member whose interest in the Company shall be increased or decreased by means of the transfer of Membership Interests, or in the case of the Special Unitholder, the Special Unit, to or from such Tax Member shall be appropriately adjusted to reflect such transfer. Any reference in this Agreement to a Capital Contribution of or Distribution to a Tax Member that has succeeded any other Tax Member shall include any Capital Contributions or Distributions previously made by or to the former Tax Member on account of the Membership Interests, or in the case of the Special Unitholder, the Special Unit, of such former Tax Member transferred to such Tax Member.

ARTICLE IX

DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

Section 9.1 Generally.

(a) Subject to the provisions of Section 18-607 of the Act, the Directors shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention of, or payment to third parties of, such funds or reserves as it deems necessary with respect to anticipated business needs of the Company which shall include (but not by way of limitation) the payment or the making of provision for the payment when due of Company obligations, including the payment of any management or administrative fees and expenses or any other obligations. In no event, however, shall funds be advanced or borrowed by the Company for the purpose of distributions, if the amount of such distributions would exceed the Company’s accrued and received revenues for the previous four quarters, less paid and accrued operating costs with respect to such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the Company to the Sponsor shall only be made in conjunction with distributions to Members and only out of funds properly allocated to the Sponsor’s account.

(b) Subject to the rights of any holders of Preferred Shares specified in any Share Designation, distributions shall be paid: (i) first, to Record Holders of the Special Units as provided in Section 9.2 hereof, and (ii) second, with respect to any Common Shares, in accordance with the rights of such class of Shares (and, within such class, pro rata in proportion to the respective Percentage Interests on such Record Date, or such other date as the Board of Directors may determine in its sole discretion).

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Section 9.2 Distributions when Special Units are Outstanding.

(a) When Special Units are outstanding, Special Unitholders shall be entitled to receive:

(i) an Income Incentive Distribution (“Income Incentive Distribution”) with respect to the most recently completed fiscal quarter, calculated and payable quarterly in arrears, as follows:

(1) No Income Incentive Distribution shall be payable to the Special Unitholder in any fiscal quarter in which the Company’s Pre-Incentive Distribution Net Investment Income does not exceed the Hurdle Rate;

(2) 100% of the Company’s Pre-Incentive Distribution Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to 2.1875% in any fiscal quarter (8.75% annualized) shall be payable to the Special Unitholder; and

(3) 20% of the Company’s Pre-Incentive Distribution Net Investment Income, if any, that exceeds 2.1875% (8.75% annualized with a 7% annualized Hurdle Rate).

(ii) a Capital Gains Incentive Distribution (“Capital Gains Incentive Distribution”) with respect to the most recently completed fiscal quarter, calculated and payable in arrears as of the end of each fiscal quarter (or upon termination of the Advisory Agreement, as of the termination date of the Advisory Agreement), as follows: 20.0% of the Company’s realized capital gains, if any, on a cumulative basis from its formation through the end of each fiscal quarter, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Incentive Distributions.

For purposes of calculating the foregoing: (1) the calculation of the Capital Gains Incentive Distribution shall include any capital gains that result from cash Distributions that are treated as a return of capital, (2) any such return of capital will be treated as a decrease in the Company’s cost basis of an investment, and (3) all quarterly valuations will be determined by the Company in accordance with the Company’s valuation procedures.

In determining the Capital Gains Incentive Distribution, the Company shall calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each of the Company’s assets. For this purpose, aggregate realized capital gains, if any, will equal the sum of the differences between the net sales price of each investment, when sold or otherwise disposed, and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. Aggregate realized capital losses will equal the sum of the amounts by which the net sales price of each investment, when sold or otherwise disposed, is less than the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital.

Aggregate unrealized capital depreciation will equal the sum of the difference, if negative, between the valuation of each investment as of the applicable date and the aggregate cost basis of such investment reduced by cash distributions that are treated as returns of capital. At the end of the applicable period, the amount of capital gains that serves as the basis for the Company’s calculation of the Capital Gains Incentive Distribution will equal the aggregate realized capital gains, excluding any accrued income taxes and other taxes including franchise, property, and sales taxes associated with the sale or disposal of the asset, less aggregate realized capital losses and less aggregate unrealized capital depreciation with respect to the Company’s assets. If this number is positive at the end of such period, then the Capital Gains Incentive Distribution for such period will be equal to 20% of such amount, less the aggregate amount of any Capital Gains Incentive Distributions paid in all prior periods.

(iii) A Liquidation Incentive Distribution (“Liquidation Incentive Distribution”), payable upon a Listing or Liquidation, calculated as follows: 20.0% of the net proceeds from the Liquidation of the Company remaining after investors have received Distributions of net proceeds from the Liquidation of the Company equal to Adjusted Capital as calculated immediately prior to Liquidation. In the event of a Listing, the Liquidation Incentive Distribution will equal 20% of the Listing Premium, if any. Any Listing Premium, and related Liquidation Incentive Distribution, will be determined and payable in arrears 30 days after the commencement of trading of Shares following such Listing.

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(b) The Company shall pay no distributions to the Members or the Special Unitholder except as provided in this Article IX and Article XX. The Company, and Board of Directors on behalf of the Company shall not be required to make distributions from the Company to any Member or the Special Unitholder to the extent such distribution is inconsistent with, or in violation of, the Act or any provision of this Agreement or other applicable law.

(c) No right is given to any Member or the Special Unitholder to demand and receive property other than cash as provided in this Agreement. The Company will make no Distributions of in-kind property, except for (A) Distributions of readily marketable securities, or securities that may become readily marketable within a reasonable period of time, (B) Distributions of beneficial interests in a liquidating trust established for the dissolution of the Company or (C) Distributions in connection with the liquidation of the Assets in accordance with the terms of this Agreement unless, in the case of (B) and (C), (i) the Board of Directors advises each Member of the risks associated with the direct ownership of the property, (ii) the Board of Directors offers each Member the election of receiving in-kind property Distributions, and (iii) the Company distributes in-kind property only to those Members who accept such offer by the Board of Directors.

(d) To the extent that the Company makes a Distribution in-kind of shares of GREC (or its successor) to the members, the Company shall provide to the Special Unitholder at least 20 Business Days notice of such proposed distribution which shall specify the proposed distribution date, the terms of the distribution and the Special Unitholder’s right to elect to receive the Special Preferred Share. The Special Unitholder shall provide notice no later than 5 Business Days prior to the proposed distribution date of its election to receive the Special Preferred Share. During such time as the Special Unit is outstanding, the Company shall not distribute or otherwise dispose of the Special Preferred Share without the consent of the Special Unitholder.

(e)

(i)	In the event of a “Trigger Event” (as defined in Section 9.2(e)(ii) hereof), the Company shall have the right (the “Call Right”) to redeem the Special Unit or the Special Preferred Share, as applicable. The Board of Directors shall exercise the Call Right by providing the Special Unitholder with written notice of the Board of Directors’ desire to exercise the Call Right within 60 days of the occurrence of a Trigger Event. The purchase price to be paid by the Company for the Special Unit or the Special Preferred Share shall equal the fair market value of such Special Unit or Special Preferred Share as determined by an appraisal of an independent third-party experienced in the valuation of similar assets, selected by the Company and the Special Unitholder in good faith, shall be paid in cash or in Shares (at the option of the Special Unitholder) within 120 days after the Company provides the written notice required under this Section 9.2(e)(i). Such appraisal may be in the form of an opinion by such independent third party that the consideration being paid by the Company is fair, from a financial point of view, to the Company.

(ii)	For purposes of this Section 9.2, a Trigger Event means the:

(A) non-renewal of the Advisory Agreement upon the expiration of its then current term;

(B) termination of the Advisory Agreement for any reason under circumstances where an Affiliate of the Advisor does not serve as the advisor under any replacement advisory agreement; or

(C) resignation of the Advisor under the Advisory Agreement.

(f) Notwithstanding the other provisions of this Article IX, net proceeds from the sale of any remaining assets, and any other cash received or reductions in reserves made after commencement of the Liquidation of the Company, shall be distributed to the Members or the Special Unitholder in accordance with Article XX hereof.

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Section 9.3 Allocation of Profit and Loss. For each fiscal year of the Company, after adjusting each Tax Member’s Capital Account for all Capital Contributions and distributions during such fiscal year and all special allocations pursuant to Section 9.4 with respect to such fiscal year, all Profits and Losses (including special allocations of Distribution Fees and other than Profits and Losses specially allocated pursuant to Section 9.4) shall be allocated to the Tax Members’ Capital Accounts in a manner such that, as of the end of such fiscal year, the Capital Account of each Tax Member (which may be either a positive or negative balance) shall be equal to the amount which would be distributed to such Tax Member if the Company were to liquidate all of its assets for the Book Value thereof and distributed the proceeds thereof pursuant to the order of priorities set forth in Section 9.2 hereof, minus such Tax Member’s share of Company Minimum Gain and Tax Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical liquidation of the Company’s assets.

Section 9.4 Special Allocations. Notwithstanding the provisions of Section 9.3:

(a) Nonrecourse Deductions shall be allocated to the Tax Members, pro rata in proportion to the value of their respective interests in the Company, as determined by the Board of Directors. If there is a net decrease in Company Minimum Gain during any Taxable Year, each Tax Member shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Tax Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g) (subject to the exceptions thereunder). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(f)(6). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Tax Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Tax Member Nonrecourse Debt Minimum Gain during any Taxable Year, each Tax Member that has a share of such Tax Member Nonrecourse Debt Minimum Gain shall be specially allocated items of taxable income or gain for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Tax Member’s share of the net decrease in Tax Member Nonrecourse Debt Minimum Gain (subject to the exceptions thereunder). Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) If any Tax Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Tax Member in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirements in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d) No allocation of Loss shall be made pursuant to Section 9.3 to the extent that it causes or increases a deficit balance in any Tax Member’s Adjusted Capital Account. To the extent any allocation of Loss would cause the Adjusted Capital Account balance of any of the Members to have a deficit balance, such Loss shall be allocated to the Tax Members with positive balances in their Adjusted Capital Accounts in proportion with such relative positive Adjusted Capital Account balances.

(e) The allocations set forth in paragraphs (a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704.

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Notwithstanding any other provisions of this Section 9.4 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Tax Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Tax Member shall be equal to the net amount that would have been allocated to such Tax Member if the Regulatory Allocations had not occurred.

Section 9.5 Amounts Withheld. All amounts withheld pursuant to Section or 9.10 from any distribution to a Tax Member shall be treated as amounts distributed to such Tax Member pursuant to Section 9.2 for all purposes under this Agreement.

Section 9.6 Tax Allocations: Code Section 704(c).

(i) The income, gains, losses, deductions and expenses of the Company shall be allocated, for federal, state and local income tax purposes, among the Tax Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Tax Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and expenses shall be allocated among the Tax Members so as to reflect as nearly as possible the allocations set forth herein in computing their Capital Accounts.

(ii) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Tax Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution using any reasonable method (including the “Traditional Method”) provided for in the Treasury Regulations as selected by the Directors in their sole and discretion.

(iii) If the Book Value of any Company asset is adjusted pursuant to Section 8.5, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). Any elections or other decisions relating to such allocations shall be made by the Board of Directors in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this Section 9.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Tax Member’s Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provisions of this Agreement.

Section 9.7 Preparation of Tax Returns. The Board of Directors shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable effort to furnish the tax information reasonably required by Tax Members for federal and state income tax reporting purposes pursuant to Section 13.3.

Section 9.8 Tax Elections. Except as otherwise provided herein, the Board of Directors shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The Board of Directors shall have the right to seek to revoke any such election upon the Board of Directors’ determination in its sole and absolute discretion that such revocation is in the best interests of the Tax Members.

Section 9.9 Tax Matters.

(a) GCM is designated the “tax matters partner” (the “Tax Matters Partner”) as defined in Section 6231(a)(7) of the Code with respect to operations conducted by the Company pursuant to this Agreement. The Tax Matters Partner is authorized and required to represent the Company (at the expense of the Company) in connection with all examinations of the affairs of the Company by any U.S. federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Company for professional services and costs associated therewith.

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(b) The Board of Directors shall use its best efforts to ensure that the Company satisfies the gross income requirements of Section 7704(c)(2) of the Code for each taxable year of the Company.

Section 9.10 Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Board of Directors determines, in its sole and absolute discretion, that the Company is required to withhold or pay with respect to any amount distributable to such Member pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to sections 1441, 1442, 1445, 1471 or 1472 of the Code.

ARTICLE X

RESTRICTION ON TRANSFER AND OWNERSHIP OF UNITS

Section 10.1 Withdrawal of a Non-Advisor Member.

A Member (other than the Advisor) may withdraw from the Company only by Assigning or having all of his or her Shares redeemed or repurchased in accordance with this Section 10. The withdrawal of a Member shall not dissolve or terminate the Company. In the event of the withdrawal of any such Member because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Member shall be deemed to be the Assignee of the Shares of such Member and may become a Substitute Member upon compliance with the provisions of Section 10.3.

Section 10.2 Assignment.

(a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Member (other than the Advisor) may Assign all or any portion of the Shares owned by such Member to any Person (the “Assignee”); provided, that

(i) such Member and such Assignee shall each execute a written Assignment instrument, which shall:

(A) set forth the terms of such Assignment;

(B) evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

(C) include a representation by both such Member and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

(D) otherwise be satisfactory in form and substance to the Board of Directors.

(b) Notwithstanding the foregoing, unless the Board of Directors shall specifically consent, which consent shall not be unreasonably withheld, no Shares may be Assigned:

(i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

(ii) to any Person if, in the opinion of counsel, such Assignment would result in the termination of the Company for federal income tax purposes; provided, however, that the Company may permit such Assignment to become effective if and when, in the opinion of counsel, such Assignment would no longer result in the termination of the Company for federal income tax purposes;

(iii) to any Person if such Assignment would affect the Company’s existence or qualification as a limited liability company under the Act or the applicable laws of any other jurisdiction in which the Company is then conducting business;

(iv) to any Person not permitted to be an Assignee under applicable law, including applicable federal and state securities laws;

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(v) if such Assignment would result in the transfer of less than 5 Shares (unless such Assignment is of all of the Shares owned by such Member);

(vi) if such Assignment would result in the retention by such Member of less than 5 Shares;

(vii) if, in the reasonable belief of the Board of Directors, such Assignment might violate applicable law;

(viii) if, in the determination of the Board of Directors, such Assignment would not be in the best interest of the Company and its Members; or

(ix) if the Assignment would cause the Shares to be owned by non-United States citizens.

Any attempt to make any Assignment of Shares in violation of this Section 10.2(b) shall be null and void ab initio.

(c) Assignments made in accordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Article IX as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment. The Company will not charge the Assigning Member for Assignments except for necessary and reasonable costs actually incurred by the Company.

Section 10.3 Substitution.

(a) An Assignee shall be admitted to the Company as a Substitute Member only if:

(i) the Board of Directors has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Company does or may result from such admission; and

(ii) such Assignee shall have executed a transfer agreement and such other forms as the Board of Directors reasonably may require to determine compliance with this Section 10, and shall be deemed to have authorized and appointed with full power of substitution as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, the Advisor and the Company, and each of their authorized officers and attorneys-in-fact, as the case may be, to take such actions as set forth in Section 3.3.

(b) An Assignee who does not become a Substitute Member in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Shares shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Member desiring to make an Assignment of Shares. Failure or refusal of the Board of Directors to admit an Assignee as a Substitute Member shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

Section 10.4 Status of an Assigning Member. Any Member that shall Assign all of his or her Shares to an Assignee who becomes a Substitute Member shall cease to be a Member and shall no longer have any of the rights or privileges of a Member.

Section 10.5 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Membership Interests or Economic Interests, and any proposed sale, assignment or transfer in violation of same shall be void ab initio.

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(a) No Member shall make any transfer or assignment of all or any part of his Membership Interest or Economic Interest if said transfer or assignment, when considered with all other transfers during the same applicable 12 month period, would, in the opinion of the Board of Directors, result in the termination of the Company’s status as a partnership for federal or state income tax purposes.

(b) No Member shall make any transfer or assignment of all or any of his Membership Interest or Economic Interest unless the transferee that would have been qualified to purchase Shares in the Offering and no transferee may acquire or hold fewer than 200 Shares.

(c) Each Member that is a legal entity (other than a Benefit Plan Investor) acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any assignee to all or a portion of its interest as a Member, and that the management of each Member that is a legal entity (other than a Benefit Plan Investor) shall not employ, or permit another to employ such funds or assets that are attributable to any assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the assignee. Each Member, other than a Benefit Plan Investor, agrees that it will not contract away the foregoing fiduciary duty.

(d) The provisions of this Article X are in all respects subject to the additional restrictions on the transfer and ownership of Shares provided in Article XI of this Agreement.

Section 10.6 Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article X, the Directors shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary or advisable.

Section 10.7 Records. The Membership List shall be updated to reflect Assignees’ admission as Members no less than once each calendar quarter.

ARTICLE XI

ADDITIONAL RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 11.1 Definitions. For the purpose of this Article XI, the following terms shall have the following meanings:

“Beneficial Ownership” means ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” means one or more beneficiaries of the Charitable Trust as determined pursuant to Section 11.3(g), provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code.

“Charitable Trust” means any trust provided for in Section 11.2(b)(i) and Section 11.3(a).

“Charitable Trustee” means the Person unaffiliated with both the Company and the relevant Prohibited Owner, that is appointed by the Company to serve as trustee of the Charitable Trust.

“Closely Held C Corporation” shall have the meaning provided in Section 465(a)(1)(B) of the Code.

“Constructive Ownership” means ownership of Shares by a Person who is or would be treated as an owner of such Shares either actually or constructively through the application of Section 544. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Initial Date” means August 7, 2013.

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“Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trade on the NYSE or, if such Shares is not listed or admitted to trade on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares is listed or admitted to trade or, if such Shares is not listed or admitted to trade on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Directors of the Company or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board of Directors of the Company.

“NYSE” means the New York Stock Exchange.

“Prohibited Owner” means, with respect to any purported Transfer, any Person who, but for the provisions of Section 11.2, would Beneficially Own or Constructively Own Shares in violation of the provisions of Section 11.2(a), and if appropriate in the context, shall also mean any Person who would have been the record owner of the Shares that the Prohibited Owner would have so owned.

“Restriction Termination Date” means the first day after the Initial Date on which the Board of Directors determines that it is in the best interests of the Company for GREC to be classified as a Closely Held C Corporation or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for GREC not to be classified as a Closely Held C Corporation.

“Share Ownership Limit” means not more than 9.8% (in value or in number of Shares, whichever is more restrictive) of the aggregate of the outstanding Shares of the Company. The number and value of outstanding Shares of the Company shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

“Transfer” means any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or have Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Shares or the right to vote or receive dividends or distributions on Shares, including (a) a change in the capital structure of the Company, (b) a change in the relationship between two or more Persons which causes a change in ownership of Shares by application of Section 544 of the Code, (c) the granting or exercise of any option or warrant (or any acquisition or disposition of any option or warrant), pledge, security interest, or similar right to acquire Shares, (d) any acquisition or disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Section 11.2 Shares.

(a) Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, except as provided in Section 11.2(g):

(i) Basic Restrictions.

(A) No Person shall Beneficially Own or Constructively Own Shares in excess of the Share Ownership Limit; and

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(B) No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the GREC being classified as a Closely Held C Corporation.

(C) No Person shall Transfer any Shares if, as a result of the Transfer, more than 49.9% of the outstanding Shares would be owned in aggregate by five or fewer individuals. Subject to Section 11.4 and notwithstanding any other provisions contained herein, any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated interdealer quotation system) that, if effective, would result in more than 49.9% of the Shares being beneficially owned in aggregate by five or fewer individuals shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(ii) Transfer in Trust. If any Transfer of Shares (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated interdealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 11.2(a)(i) or (ii),

(A) then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 11.2(a)(i) or (ii) (rounded up to the nearest whole Share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 11.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

(B) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 11.2(a)(i) or (ii), or would not prevent GREC from being classified as a Closely Held C Corporation, then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 11.2(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b) Remedies for Breach. If the Board of Directors of the Company or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 11.2 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 11.2 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including causing the Company to redeem Shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 11.2 shall automatically result in the transfer to the Charitable Trust described above, or, where applicable, such Transfer (or other event) shall be void ab initio as provided above, irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

(c) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 11.2(a), or any Person who would have owned Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 11.2(b), shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, shall give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine whether there is a risk that such acquisition or ownership would cause GREC to be classified as a Closely Held C Corporation.

(d) Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(i) every owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares of each class or series Beneficially Owned and a description of the manner in which such Shares are held; provided, that a Member of record who holds outstanding Shares as nominee for another Person, which other Person is required to include in gross income the dividends or distributions received on such Shares (an “Actual Owner”), shall give written notice to the Company stating the name and address of such Actual Owner and the number of Shares of such Actual Owner with respect to which the Member of record is nominee. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership of the Company and whether there is a risk that GREC will be classified as a Closely Held C Corporation and to ensure compliance with the Share Ownership Limit; and

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(ii) each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Member of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Company such information as the Company may request, in good faith, in order to determine whether there is a risk that GREC will be classified as a Closely Held C Corporation, to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Share Ownership Limit.

(e) Remedies Not Limited. Subject to applicable provisions in the Agreement, nothing contained in this Section 11.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Company and the interests of its Members in avoiding GREC being classified as a Closely Held C Corporation .

(f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 11.2, Section 11.3 or any definition contained in Section 11.1, the Board of Directors shall have the power to determine the application of the provisions of this Section 11.2 or Section 11.3 with respect to any situation based on the facts known to it. If Section 11.2 or 11.3 requires an action by the Board of Directors and this Agreement fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 11.1, 11.2 or 11.3.

(g) Exemptions.

(i) The Board of Directors, in its sole discretion, may exempt, prospectively or retroactively, a Person from the Share Ownership Limit if: (i) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code; (ii) such Person submits to the Board of Directors information satisfactory to the Board, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code would be considered to Beneficially Own Shares in excess of the Share Ownership Limit by reason of such Person’s ownership of Shares in excess of the Share Ownership Limit pursuant to the exemption granted under this subparagraph (a);(iii) such Person submits to the Board of Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that clauses (2), (3) and(4) of subparagraph (a)(ii) of Section 11.2 will not be violated by reason of such Person’s ownership of Shares in excess of the Share Ownership Limit pursuant to the exemption granted under this subparagraph 11.2(g); and (iv) such Person provides to the Board of Directors such representations and undertakings, if any, as the Board of Directors may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Share Ownership Limit pursuant to any exemption thereto granted under this subparagraph(a), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof may result in the application of the remedies set forth in Section 11.2 (including Section 11.2(e)) with respect to Shares held in excess of the Share Ownership Limit with respect to such Person (determined without regard to the exemption granted such Person under this subparagraph (a)).

(ii) Prior to granting any exemption pursuant to subparagraph (a),the Board of Directors, in its sole and absolute discretion, may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure that GREC will not be classified as a Closely Held C Corporation; provided, however, that the Board of Directors shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an exception hereunder.

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(iii) Subject to Section 11.2(a)(ii), an underwriter that participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares in excess of the Share Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

(h) Increase in the Shares Ownership Limit. Subject to the limitations provided in Section 11.2(a)(ii) and this Section 11.2(h), the Board of Directors may from time to time increase the Share Ownership Limit; provided, however, that:

(i) the Share Ownership Limit may not be increased if, after giving effect to such change, five or fewer Persons who are considered individuals pursuant to Section 542 of the Code could Beneficially Own, in the aggregate, more than 49.9% of the value of the outstanding Shares; and

(ii) prior to the modification of the Shares Ownership Limit pursuant to this Section 11.2, the Board of Directors, in its sole and absolute discretion, may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure that GREC will not be classified as a Closely Held C Corporation if the modification of the Share Ownership Limit were to be made.

(i) Legend. Each certificate, if any, for Shares shall bear substantially the following legend:

The Shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in this Agreement, (i) no Person may Beneficially Own or Constructively Own the Company’s Shares in excess of 9.8 percent (in value or number of Shares, whichever is more restrictive) of the outstanding Shares of the Company; and (ii) if, as a result of the Transfer, more than 49.9% of the outstanding Shares would be owned in aggregate by five or fewer individuals.

Any Person who Beneficially Owns or Constructively Owns, Transfers or attempts to Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations set forth must immediately notify the Company. If certain of the restrictions on transfer or ownership are violated, the Shares represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own Shares in violation of the ownership limitations described above shall have no claim, cause of action, or any recourse whatsoever against a transferor of such Shares. All capitalized terms in this legend have the meanings defined in the Agreement, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Company on request and without charge. Instead of the foregoing legend, the certificate may state that the Company will furnish a full statement about certain restrictions on transferability to a Member on request and without charge.

Section 11.3 Transfer of Shares in Trust.

(a) Ownership in Trust. Upon any purported Transfer or other event described in Section 11.2(b) that would result in a transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 11.2(b). The Charitable Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 11.3(g).

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(b) Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall be issued and outstanding Shares of the Company. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such Shares.

(c) Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that Shares have been transferred to the Charitable Trustee shall be paid with respect to such Shares to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Delaware law, effective as of the date that Shares have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that Shares have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article XI, until the Company has received notification that Shares have been transferred into a Charitable Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

(d) Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Company, the Charitable Trustee shall be entitled to receive, ratably with each other holder of Shares of the class or series of Shares that is held in the Charitable Trust, that portion of the assets of the Company available for distribution to the holders of such class or series (determined based upon the ratio that the number of Shares of such class or series of Shares held by the Charitable Trustee bears to the total number of Shares of such class or series of Shares then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the Shares held in the Charitable Trust in any liquidation, dissolution or winding up of, or distribution of the assets of the Company, in accordance with Section 11.3(e).

(e) Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Company that Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust to a person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 11.2(a). In connection with any such sale, the Charitable Trustee shall use good faith efforts to sell such Shares at a fair market price. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 11.3(e). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the price per Share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 11.3(c) of this Article XI. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 11.3(e), such excess shall be paid to the Charitable Trustee upon demand.

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(f) Purchase Right in Shares Transferred to the Charitable Trustee. Shares transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 11.3(c) of this Article XI. The Company may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 11.3(e). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(g) Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) the Shares held in the Charitable Trust would not violate the restrictions set forth in Section 11.2(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code and must not be a foreign person as defined in Treasury Regulation Section 1.897-9T(c).

Section 11.4 NYSE Transactions. Nothing in this Article XI shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article XI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article XI.

Section 11.5 Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XI.

Section 11.6 Non-Waiver. No delay or failure on the part of the Company or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE XII

MEMBERS, MEETINGS AND VOTING RIGHTS OF THE MEMBERS

Section 12.1 Annual Meetings of Members. Beginning in calendar year 2014, an annual meeting of the Members for the election of Directors and the transaction of any business within the powers of the Company shall be held on a date and at the time set by the Board of Directors during the month of May in each year.

Section 12.2 Special Meetings of Members.

(a) General. The Chairman of the Board of Directors, the President, the Chief Executive Officer or the Board of Directors may call a special meeting of the Members.

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(b) Member Requested Special Meetings. (1) Any Record Holder seeking to have Members request a special meeting of Members shall, by sending written notice to the Secretary of the Company (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors fix a record date to determine the Members entitled to request a special meeting of Members (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be presented to Members for their consideration, shall be signed by one or more Record Holders as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Member (or such agent) and shall set forth all information relating to each such Member that must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within 10 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 10th day after the first date on which the Record Date Request Notice is received by the Secretary.

(2) A special meeting of Members to act on any matter that may be properly considered at a meeting of Members shall be called by the Secretary of the Company upon the written request delivered to the Secretary of the Company of Record Holders (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than 10% (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) at the time and place convenient for such Members. In addition, in order for the Secretary of the Company to be required to call a special meeting of Members, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be presented to the Members for their consideration (which shall be limited to those matters specified in Section 12.22(a)), (b) bear the date of signature of each such Member (or such agent) signing the Special Meeting Request, (c) set forth the name and address, as they appear in the Company’s books, of each Member signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all Shares of the Company which are owned by each such Member, and the nominee holder for, and number of, Shares owned by such Member beneficially but not of record, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting Member (or agent duly authorized in a writing accompanying the revocation or Special Meeting Request) may revoke his, her or its request for a special meeting of Members at any time by written revocation delivered to the Secretary.

(3) The Secretary shall inform the requesting Member of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Company’s proxy materials). The Secretary shall not be required to call a special meeting of Members upon Member request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 12.2(b), the Secretary on behalf of the Company receives payment of such reasonably estimated cost prior to the preparation and mailing of any notice of the meeting.

(4) Members representing ten percent (10%) of the outstanding Shares may call a meeting of the Company for any matters for which Members may vote as set forth in this Agreement. If Members representing the requisite Shares present to the Board of Directors a written request stating the purpose of the meeting, the Board of Directors shall fix a date for such meeting and shall, within ten (10) days after receipt of such request, provide written notice in accordance with Section 12.4 below to all of the Members of the date of such meeting and the purpose for which it has been called. With respect to a meeting duly requested by Members, such meeting shall be held at a date not less than fifteen (15) and not more than sixty (60) days after the Company’s receipt of the Members’ written request for the meeting, and, unless otherwise specified in the notice for such meeting, the meeting shall be held at 2:00 p.m. on such date at the principal place of business of the Company. At any meeting of the Company, Members may vote in person or by proxy. A Majority of the Members, present in person or by proxy, shall constitute a quorum at any Company meeting. Any question relating to the Company which may be considered and acted upon by the Members hereunder may be considered and acted upon by vote at a Company meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 18-302 of the Act. In fixing a date for any special meeting of Members, the Chairman of the Board of Directors, President, Chief Executive Officer or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting of Members or a special meeting of Members. The Board of Directors may revoke the notice for any special meeting of Members called by the Secretary upon the request of Members in the event that the requesting Members fail to comply with the provisions of this Section 12.2(b).

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(5) If written revocations of requests for the special meeting of Members have been delivered to the Secretary and the result is that Members of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting of Members to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting, or (ii) if the notice of meeting has been mailed revoke the notice of the meeting revoke the notice of the meeting at any time before 10 days before the commencement of the meeting. Any request for a special meeting of Members received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting of Members.

(6) The Chairman of the Board of Directors, the Chief Executive Officer, President or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.

Section 12.3 Place of Meeting. Subject to Section 12.2, all meetings of Members shall be held at the place designated by the Board of Directors and stated in the notice of the meeting.

Section 12.4 Notice of Meeting. Not less than 15 nor more than 60 days before each meeting of Members, the Secretary shall give to each Member entitled to vote at such meeting written notice stating the time, place and purpose of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage thereon prepaid.

Subject to Section 12.10, any business of the Company may be transacted at an annual meeting of Members without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of Members except as specifically designated in the notice.

Section 12.5 Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining Members entitled to notice of or to vote at any meeting of Members or determining Members entitled to receive payment of any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of Members, not less than 10 days, before the date on which the meeting or particular action requiring such determination of Record Holders is to be held or taken.

Section 12.6 Organization and Conduct. Every meeting of Members shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, by the person designated by the Board of Directors. The order of business and all other matters of procedure at any meeting of Members shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Members that are Record Holders, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Members that are Record Holders entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed, (f) maintaining order and security at the meeting; (g) removing any Members or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding the meeting or recessing or adjourning the meeting to a later date and time and place announced at the meeting.

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Section 12.7 Quorum. At any meeting of Members, the presence in person or by proxy of Members entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under applicable law for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the Members, the chairman of the meeting shall have the power (but shall not be required) to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The Members present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

Section 12.8 Proxies. At all meetings of Members, a Member may vote by proxy as may be permitted by law; provided, that no proxy shall be voted after eleven months from its date. Any proxy to be used at a meeting of Members must be filed with the Secretary of the Company or his or her representative at or before the time of the meeting. A Member may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. The Board of Directors may adopt procedures with respect to the use of proxies at any meeting of Members.

Section 12.9 Voting of Shares by Certain Holders. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other Person who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such Person may vote such Shares. Any Director or other fiduciary may vote Shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Company directly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

The Board of Directors may adopt a procedure by which a Member may certify in writing to the Company that any Shares registered in the name of the Member are held for the account of a specified Person other than the Member.

Section 12.10 Notice of Member Business and Nominations.

(a) Annual Meetings of Members. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the Members may be made at an annual meeting of Members (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Member who was a Member of record both at the time of giving of notice by the Member as provided for in this Section 12.10(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 12.10(a).

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(2) For nominations or other business to be properly brought before an annual meeting of Members by a Member pursuant to clause (iii) of paragraph (a)(1) of this Section 12.10, the Member must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for action by the Members. To be timely, a Member’s notice shall set forth all information required under this Section 12.10 and shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the Member to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Member’s notice as described above. Such Member’s notice shall set forth (i) as to each individual whom the Member proposes to nominate for election or reelection as a Director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any Shares that are beneficially owned by such individual, (C) the date such Shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the Member proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such Member and any Member Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Member and the Member Associated Person therefrom; (iii) as to the Member giving the notice and any Member Associated Person, the class, series and number of all Shares which are owned by such Member and by such Member Associated Person, if any, and the nominee holder for, and number of, Shares owned beneficially but not of record by such Member and by any such Member Associated Person; (iv) as to the Member giving the notice and any Member Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 12.10(a), the name and address of such Member, as they appear on the Membership List and current name and address, if different, and of such Member Associated Person; and (v) to the extent known by the Member giving the notice, the name and address of any other Member supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such Member’s notice.

(3) For purposes of this Section 12.10, “Member Associated Person” of any Member shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such Member, (ii) any Owner of Shares owned of record or beneficially by such Member and (iii) any person controlling, controlled by or under common control with such Member Associated Person.

(b) Special Meetings of Members. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of Members at which Directors are to be elected (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any Member who is a Record Holder Member both at the time of giving of notice provided for in this Section 12.10 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12.10. In the event the Company calls a special meeting of Members for the purpose of electing one or more individuals to the Board of Directors, any such Member may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Company’s notice of meeting, if the Member’s notice required by paragraph (2) of Section 12.10(a) shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m., Eastern Time on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a Member notice as described above.

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(c) General. (1) Upon written request by the Secretary or the Board of Directors or any committee thereof, any Member proposing a nominee for election as a Director or any proposal for other business that may be properly considered at a meeting of Members shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the Member pursuant to this Section 12.10. If a Member fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 12.10.

(2) Only such individuals who are nominated in accordance with this Section 12.10 shall be eligible for election by Members as Directors, and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with this Section 12.10. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12.10.

(3) For purposes of this Section 12.10, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Directors and (b) “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed or furnished by the Company with the Commission pursuant to the Exchange Act.

(4) Notwithstanding the foregoing provisions of this Section 12.10, a Member shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12.10. Nothing in this Section 12.10 shall be deemed to affect any right of a Member to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 12.11 Procedure for Election of Directors; Voting. The election of Directors submitted to Members at any meeting shall be decided by a plurality of the votes cast by the Members entitled to vote thereon. Except as otherwise provided by applicable law or this Agreement, all matters other than the election of Directors submitted to the Members at any meeting shall be decided by the affirmative vote of the holders of a majority of the then Outstanding Shares entitled to vote thereon present in person or represented by proxy at the meeting of Members. The vote on any matter at a meeting, including the election of Directors, shall be by written ballot. Each ballot shall be signed by the Member voting, or by such Member’s proxy, and shall state the number of Shares voted.

Section 12.12 Inspectors of Elections. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the individual presiding at the meeting may, but need not, appoint one or more inspectors.

Section 12.13 Waiver of Notice. Whenever any notice is required to be given to any Member by the terms of this Agreement or pursuant to applicable law, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by electronic transmission by the Person or Persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Members need be specified in any written waiver of notice or any waiver by electronic transmission of such meeting, unless specifically required by statute. Notice of any meeting of Members need not be given to any Member if waived by such Member either in a writing signed by such Member or by electronic transmission, whether such waiver is given before or after such meeting is held. If any such waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member. The attendance of any Person at any meeting shall constitute a waiver of notice of such meeting, except where such Person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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Section 12.14 Remote Communication. For the purposes of this Agreement, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders may, by means of remote communication:

(a) participate in a meeting of Members; and

(b) to the fullest extent permitted by applicable law, be deemed present in person and vote at a meeting of Members, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (i) the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, (ii) the Company shall implement reasonable measures to provide such Members and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Members, including an opportunity to read or hear the proceedings of the meeting substantially and concurrently with such proceedings, and (iii) if any Member or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

Section 12.15 Member Action Without a Meeting. On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.

Section 12.16 Return on Capital Contribution. Except as otherwise provided in Article XX, no Member shall demand a return on or of its Capital Contributions.

Section 12.17 Member Compensation. No Member shall receive any interest, salary or draw with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company, or otherwise, in its capacity as a Member, except as otherwise provided in this Agreement or in the Management Agreement.

Section 12.18 Limited Liability of Members. No Member shall be liable for any debts or obligations of the Company other than as provided in Section 17.1.

Section 12.19 Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Directors and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that such attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Directors and/or their Affiliates.

Section 12.20 Preemptive Rights. Except as may be provided by the Board of Directors, or as may otherwise be provided by contract approved by the Board of Directors, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other Securities which the Company may issue or sell.

Section 12.21 Tender Offers. If any Person makes a tender offer, including a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including disclosure and notice requirements, that would be applicable if the tender offer was for more than 5% of the outstanding Shares; provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Person must provide notice to the Company at least 10 Business Days prior to initiating any such tender offer. Any Person who initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Section 12.21, including expenses incurred in connection with the review of all documents related to such tender offer. In addition, the Company may seek injunctive relief, including a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 12.21 shall be of no force or effect with respect to any Shares that are then listed.

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Section 12.22 Voting Rights of Members and Limitation on Powers of the Directors.

The Members shall be entitled to vote only on the following matters specified in this Section 12.22.

(a) Subject to the provisions of any class or series of Shares then outstanding, the Special Unit, and the mandatory provisions of any applicable law or regulations, the Members shall have the right to take the actions specified in Sections 12.22(a)(i) – (iv) upon the affirmative vote or consent of the Majority of the Members, without the concurrence of the Board of Directors:

(i) amend this Agreement except as provided in Article XVIII hereof;

(ii) dissolve the Company;

(iii) elect or remove a Director;

(iv) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Company except for any such Sale or series of Sales in the ordinary course of business; and

Except with respect to the foregoing matters, no action taken by the Members at any meeting shall in any way bind the Board of Directors.

(b) Without the affirmative vote or consent of the Majority of the Members, the Board of Directors shall not:

(i) amend this Agreement, other than as set forth in Article XVIII of this Agreement;

(ii) dissolve the Company;

(iii) (i) merge or consolidate with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, (ii) sell, lease or exchange all or substantially all of its assets, except for or a Distribution in-kind of assets to the Members or the Special Unitholder or any such Sale or series of Sales while liquidating the Company’s assets upon a Liquidation;

(iv) cause the Company to make an election to be treated as other than a partnership for federal income tax purposes;

(v) take any action that would cause the Company to be treated as being engaged in the active conduct of a lending, banking or financial business; or

(vi) take any action on such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directed that the matter be submitted to the Members for approval or ratification.

Section 12.23 Member Vote Required In Connection With Certain Business Combinations Or Transactions.

(a) Vote for Business Combinations. The affirmative vote of the majority of the holders of record of each class of Shares then outstanding (excluding Shares Owned by the Interested Member or any Affiliate or Associate of the Interested Member) shall be required to approve any Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by applicable law or in any agreement with any securities exchange or otherwise.

(b) Power of Continuing Directors. The Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 12.23, including (a) whether a Person is an Interested Member, (b) the number of Shares of the Company beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, and (d) the net asset value of the Company’s outstanding Shares, and the good faith determination of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Section 12.23.

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(c) No Effect on Fiduciary Obligations. Nothing contained in this Section 12.23 shall be construed to relieve the Directors or an Interested Member from any fiduciary obligation imposed by applicable law.

ARTICLE XIII

BOOKS AND RECORDS, REPORTS AND RETURNS

Section 13.1 Right of Inspection. As permitted hereunder, any Member or the Special Unitholder and any designated representative thereof shall have the right, upon written request, subject to reasonable notice and at their own expense, to access the records of the Company during normal business hours, and may inspect and copy any of them for a reasonable charge. Inspection of the Company’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice during normal working hours.

Section 13.2 Access to Membership List.

(a) The Membership List shall be maintained as part of the books and records of the Company and shall be available for inspection by any Member or the Special Unitholder or the Member’s or the Special Unitholder’s designated agent at the home office of the Company upon the request of the Member or the Special Unitholder. For any of the purposes described below, the Membership List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list, for any of the purposes described below, shall be mailed to any Member or the Special Unitholder so requesting within 10 days of receipt by the Company of the request. The copy of the Membership List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for postage costs and expenses incurred in reproduction pursuant to the Member’s or the Special Unitholder’s request. A Member may request a copy of the Members List in connection with matters relating to Member’s voting rights and the exercise of Member rights under federal proxy laws.

(b) If the Company neglects or refuses to exhibit, produce or mail a copy of the Membership List as requested, the Board of Directors shall be liable to any Member or the Special Unitholder requesting the list for the costs, including reasonable attorney’s fees, incurred by that Member or the Special Unitholder for compelling the production of the Membership List, and for actual damages suffered by any Member or the Special Unitholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Membership List is to secure such list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose, other than in the interest of the applicant as a Member or the Special Unitholder relative to the affairs of the Company. The Company may require the Member or the Special Unitholder requesting the Membership List to represent that the list is not requested for a commercial purpose unrelated to the Member’s Membership Interest or Special Unitholder’s Special Unit interest in the Company. The remedies provided hereunder to Members or the Special Unitholder requesting copies of the Membership List are in addition to and shall not in any way limit other remedies available to Members or the Special Unitholder under federal law, or the laws of any state.

Section 13.3 Tax Information. The Company shall use commercially reasonable efforts, at the Company’s expense, to cause to be prepared and distributed to the Members and the Special Unitholder not later than 75 days after the end of the Company’s fiscal year, all information necessary for the preparation of the Members’ and the Special Unitholders’ federal income tax returns.

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Section 13.4 Annual Report. The Company shall cause to be prepared at least annually, at Company expense, within 120 days after the end of the Company’s fiscal year, or such shorter period as may be required by law, an annual report, which will include financial statements audited and reported upon by the Company’s independent public accountants, and will contain: (A) a balance sheet as of the end of each fiscal year and statements of income, Members’ equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant; (B) a report of the activities of the Company during the period covered by the report; (C) where forecasts have been provided to the Members, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and (D) a report setting forth Distributions to Members for the period covered thereby and separately identifying Distributions from: (i) cash flow from operations during the period, (ii) cash flow from operations during a prior period which have been held as reserves, (iii) proceeds from disposition of assets and (iv) reserves from the Gross Proceeds of the Offering originally obtained from the Members. The annual financial statements will contain or be accompanied by a complete statement of transactions with the Advisor and Greenbacker Group LLC or its Affiliates and of compensation and fees paid or payable by the Company to the Advisor or its Affiliates. In the case of reimbursed costs and expenses, the Board of Directors shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Company’s portion of such total amounts were allocated between the Company and the Advisor. Such cost and expense allocation shall be reviewed by independent publicly registered accountants in connection with their audit of the financial statements of the Company for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such independent publicly registered accountants shall state that, in connection with the performance of such audit, such independent publicly registered accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Advisor and its Affiliates, the cost of whose services were reimbursed. The additional costs of the special review required by this Section 13.4 will be itemized by the independent publicly registered accountants and may be reimbursed to the Advisor and its Affiliates by the Company in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report.

Section 13.5 Quarterly Reports. If and for as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report shall be furnished or made available to Members or the Special Unitholder (in a form and manner consistent with then-current requirements of the Securities and Exchange Commission) after such report is filed with the Securities and Exchange Commission. Such quarterly report on Form 10-Q shall be deemed to have been made available to Members upon filing with the Securities and Exchange Commission. If and when such reports are not required to be filed, each Member or the Special Unitholder will be furnished (in a form and manner consistent with then-current requirements of the Securities and Exchange Commission), within 60 days after the end of the first 6 months of the Company’s fiscal year, an unaudited financial report for that period including a balance sheet, a statement of income, a statement of members’ equity and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the Directors to advise the Members or the Special Unitholder of the activities of the Company during the quarter covered by the report.

Section 13.6 Filings. The Company shall use commercially reasonable efforts to cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities (with due regard for any extension of time for filing any such income tax returns as elected by the Directors). The Company shall also use commercially reasonable efforts to cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Member or the Special Unitholder shall be provided with a copy of any of the reports upon request without expense to him or her. The Company shall file, with the Administrators for the various states in which this Company is registered, as required by such states, a copy of each report referred to in this Article XIII.

Section 13.7 Method of Accounting. The accrual method of accounting in accordance with accounting principles generally accepted in the United States and by the American Institute of Certified Public Accountants Audit and the Accounting Guide for Investment Companies, shall be used for both income tax purposes and financial reporting purposes; provided, however, the Directors reserve the right to change the method of accounting from time to time, provided that such change is permitted (under the Code and accounting principles generally accepted in the United States) and disclosed in a report publicly filed by the Company with the Securities and Exchange Commission or is disclosed in a written notice sent to Members.

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ARTICLE XIV

ADVISOR

Section 14.1 Appointment and Initial Investment of Advisor. The Board of Directors hereby appoints GCM as the investment advisor of the Company. The term of retention of any Advisor shall not exceed an initial term of one year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor and its Affiliates have made an initial aggregate investment of $1,901,000 in the Company. The Advisor or any such Affiliate may not sell this initial investment while the Advisor remains the Advisor but may transfer the initial investment to other Affiliates.

Section 14.2 Supervision of Advisor Compensation and the Advisor.

(a) The Board of Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board of Directors. The Board of Directors shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Company and are fulfilled and that (i) the expenses incurred are reasonable, (ii) all Front End Fees shall be reasonable and shall not exceed 18% of the Gross Proceeds of any offering, regardless of the source of payment, and (iii) the percentage of Gross Proceeds of any offering committed to Investment in Company assets shall be at least 82%. All items of compensation to underwriters or dealers, including selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Company, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.

(b) The Board of Directors is responsible for determining that compensation paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. All agreements between the Advisor and the Company must be approved by a majority of the Independent Directors. The Board of Directors may consider all factors that they deem relevant in making these determinations.

Section 14.3 Fiduciary Obligations. Any investment advisory agreement with the Advisor shall provide that the Advisor has a fiduciary responsibility to the Company.

Section 14.4 Termination. The Advisor may not voluntarily withdraw from the Company without 120 days prior written notice. If the Advisor fails to give such notice, the withdrawing Advisor shall pay all expenses incurred as a result of its withdrawal. Upon termination of the Advisory Agreement, the Company may be required to pay to the terminated Advisor all amounts then accrued and owing.

Section 14.5 Organization and Offering Expenses Limitation. The Company shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall be included in Front End Fees for purposes of the limit on such Front End Fees set forth in Section 14.2.

Section 14.6 Reimbursement for Operating Expenses.

(a) Subject to Section 14.6(b) below, the Company may reimburse the Advisor or its Affiliates, at the end of each fiscal quarter, for goods and services, including impact monitoring services and Acquisition Expenses. The Advisor may be reimbursed for the administrative services necessary to the prudent operation of the Company; provided, the reimbursement shall be the lower of the Advisor’s actual cost or the amount the Company would be required to pay Persons other than the Advisor’s Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. Except as otherwise provided herein, no reimbursement shall be permitted for services for which the Advisor is entitled to compensation by way of a separate fee.

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(b) Excluded from the allowable reimbursement shall be: (i) rent or depreciation, utilities, capital equipment and similar items; and (ii) salaries, fringe benefits and similar items incurred or allocated to any controlling person of the Advisor. For purposes of this Section 14.6, “controlling person” means persons with responsibilities similar to those of an executive, or a member of the Board of Directors, or any person who holds more than 10% of the Advisor’s equity securities or who has the power to control the Advisor.

Section 14.7 Section 707 Compliance. Any fees paid to a Tax Member (including those pursuant to this Article XIV) shall be treated as payments governed by Section 707 of the Code.

Section 14.8 Exclusive Right to Sell Company Assets. The Company shall not give the Advisor or any of its Affiliates the exclusive right to sell assets for the Company.

ARTICLE XV

INVESTMENT POLICIES AND LIMITATIONS

Section 15.1 Review of Policies. The Board of Directors, including the Independent Directors, shall review the investment and borrowing policies of the Company with sufficient frequency (and, upon Commencement of the Initial Public Offering, at least annually) to determine that the policies being followed by the Company at any time are in the best interests of its Members. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

Section 15.2 Certain Permitted Investments. Until such time as the Shares are Listed, the Company may invest in Joint Ventures with an Affiliated Person if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on terms substantially similar to the terms of third parties making comparable investments.

Section 15.3 Reinvestment of Proceeds. Reinvestment of proceeds resulting from the sale or refinancing of a Company asset may take place if sufficient cash will be distributed to pay federal income tax, if any (assuming investors are in a specified tax bracket) created by the sale or refinancing of such asset. To the extent that any cash available for distribution is reinvested, such reinvested cash shall not be considered “investments” in the Company for the purposes of calculating Capital Contributions. Except as provided by the applicable provisions of Article XIV of this Agreement and by the Advisory Agreement, the Company will not pay, directly or indirectly, a commission or fee to the Sponsor in connection with the reinvestment of cash available for distribution or of the proceeds of the resale, exchange or refinancing of Company assets.

Section 15.4 Investments in Other Programs.

(a) The Company shall have the authority to invest in general partnerships or joint ventures with other publicly registered Affiliates of the Company if all of the following conditions are met: (i) the Affiliate and the Company have substantially identical investment objectives; (ii) there are no duplicate fees to the Advisor; (iii) the compensation payable by the general partnership or joint venture to the Advisor and the Sponsors of each Affiliate that invests in such partnership or joint venture is substantially identical; (iv) each of the Company and the Affiliate has a right of first refusal to buy if the other party wishes to sell assets held in the joint venture; (v) the investment of each of the Company and its Affiliate is on substantially the same terms and conditions; and (vi) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions since neither the Company nor its Affiliate controls the partnership or joint venture, and the potential risk that while a the Company or its Affiliate may have the right to buy the assets from the partnership or joint venture, it may not have the resources to do so.

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(b) The Company shall have the authority to invest in general partnerships or joint ventures with Affiliates other than publicly registered Affiliates of the Company only if all of the following conditions are met: (i) the investment is necessary to relieve the Advisor from any commitment to purchase the assets prior to the closing of the offering period of the Company; (ii) there are no duplicate fees to the Advisor; (iii) the investment of each entity is on substantially the same terms and conditions; (iv) the Company has a right of first refusal to buy if the Advisor wishes to sell assets held in the joint venture; and (v) any prospectus of the Company in use or proposed to be used when such an investment has been made or is contemplated discloses the potential risk of impasse on joint venture decisions.

(c) Other than as specifically permitted in subsections (a) and (b) above, the Company shall not invest in general partnerships or joint ventures with Affiliates.

ARTICLE XVI

CONFLICTS OF INTEREST

Section 16.1 Investments with Affiliates. The Company shall not invest in any asset or company in which the Advisor, any of the Directors or officers or any of their Affiliates has a direct economic interest without a determination by a majority of the Board of Directors (including a majority of the Independent Directors) that such an investment is fair and reasonable to the Company. In addition, with respect to any potential debt investment in a portfolio company in which a sub-advisor has an equity interest, the Advisor must determine, before the investment is made, that the procedures by which this potential debt investment is evaluated and priced are fair and reasonable.

Section 16.2 Voting of Shares Owned by Affiliates. The Advisor, the Sponsor, the Directors and officers, and their Affiliates may not vote their Shares regarding the removal of any of Affiliates or any other transaction between such Affiliates and the Company. All Shares owned by the Advisor, the Sponsor, the Directors and officers, and their Affiliates shall be excluded in determining the requisite percentage of interest in Shares necessary to approve a matter on which the Advisor, the Sponsor, the Directors and officers, and their Affiliates, as applicable, may not vote or consent.

Section 16.3 Purchase of Assets from Affiliates. The Company shall not purchase assets from the Sponsor, the Advisor, the Directors or any of their Affiliates unless a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction determines that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the assets to the Advisor or its Affiliates or such Director, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value.

Section 16.4 Sale of Assets to Affiliates. The Company shall not sell or lease assets to the Sponsor, the Advisor, the Directors or any of their Affiliates without a determination by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction, that such transaction is fair and reasonable to the Company.

Section 16.5 Loans to Affiliates. Except for the advancement of funds pursuant to Section 17.3, no loans, credit facilities, credit agreements or otherwise shall be made by the Company to the Advisor or any Affiliate thereof.

Section 16.6 Other Transactions with Affiliates. The Company shall not engage in a transaction with an Affiliated Person unless a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction concludes that such transactions between the Company and the Sponsor, the Advisor, any of the Directors or any of their Affiliates are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties. The terms pursuant to which any goods or services, other than those services provided pursuant to the Advisory Agreement, are provided to the Company by the Advisor, shall be embodied in a written contract, the material terms of which must be fully disclosed to the Members.

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Section 16.7 Rebates, Kickbacks and Reciprocal Arrangements.

(a) No rebates or give-ups may be received by the Sponsor nor may the Sponsor participate in any reciprocal business arrangements which would circumvent the NASAA Omnibus Guidelines or the provisions contained in this Agreement.

(b) The Sponsor may only pay underwriting compensation to a registered broker-dealer or other properly licensed Person.

Section 16.8 Commingling. The funds of the Company shall not be commingled with the funds of any other Person; provided, however, that the foregoing shall not prohibit the Advisor from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated Programs, if Company funds are protected from claims of such other Programs and/or creditors. The foregoing prohibition shall not apply to investments described in Section 15.2.

Section 16.9 Lending Practices. The Company may not borrow money from the Sponsor, the Advisor, the Directors, or any of their Affiliates, unless a majority of the Board of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

Section 16.10 No Permanent Financing. The Advisor shall be prohibited from providing permanent financing for the Company. For purposes of this Section 16.10, “permanent financing” shall mean any financing with a term in excess of 12 months.

Section 16.11 No Exchange of Interests for Investments. The Company shall not acquire any Assets in exchange for Shares or other indicia of ownership in the Company.

ARTICLE XVII

LIABILITY LIMITATION, INDEMNIFICATION
AND TRANSACTIONS WITH THE COMPANY

Section 17.1 Limitation of Member Liability. The liability of each Member in such capacity shall be limited to the amount of such Member’s Capital Contribution and pro rata share of any undistributed Profits. Except as may otherwise be required by law, after the payment of all subscription proceeds for the Shares purchased by such Member, no Member shall have any further obligations to the Company, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Company. No Member shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Company under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Company.

Section 17.2 Limitation of Liability.

(a) Each Director of the Company shall, in the performance of such Director’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the Advisor, or employees of the Advisor, or any of the officers of the Company, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims or obligations, or any other facts pertinent to the existence and amount of the assets of the Company from which distributions to Members might properly be paid.

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(b) No Director shall be liable to the Company, any Subsidiary of the Company or the Members for monetary damages for any acts or omissions arising from the performance of any of such Director’s obligations or duties in connection with the Company, including any breach of fiduciary duty, except as follows: (i) for breach of the Director’s duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Director derived an improper benefit. To the extent the provisions of this Agreement restrict or eliminate the duties and liabilities of a Director of the Company or the Members or the Advisor otherwise existing at law or in equity, the provisions of this Agreement shall replace such duties and liabilities.

(c) To the fullest extent permitted by law, a Director of the Company shall not be liable to the Company, any Member or any other Person for: (i) any action taken or not taken as required by this Agreement; (ii) any action taken or not taken as permitted by this Agreement and, with respect to which, such Director acted on an informed basis, in good faith and with the honest belief that such action, taken or not taken, was in the best interests of the Company; or (iii) the Company’s compliance with an obligation incurred or the performance of any agreement entered into prior to such Director having become a Director of the Company.

(d) Any Director shall not be liable to the Company or to any other Director or Member of the Company or any such other Person that is a party to or otherwise bound by this Agreement for breach of fiduciary duty for the Director’s good faith reliance on the provisions of this Agreement.

(e) Except as otherwise required by the Act, the debts, obligations and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company and no Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Director of the Company.

(f) Notwithstanding anything to the contrary contained in paragraphs (a) through (e) above, the Company shall not provide that the Sponsor, a Director, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(ii) The Indemnitee was acting on behalf of or performing services for the Company.

(iii) Such liability or loss was not the result of (A) negligence or misconduct in the case that the Indemnitee is a Director (other than an Independent Director), GCM or an Affiliate of GCM or (B) gross negligence or willful misconduct in the case the Indemnitee is an Independent Director.

(iv) Such agreement to hold harmless is recoverable only out of the Company’s assets and not from the Members.

Section 17.3 Indemnification.

(a) The Company may indemnify, to the fullest extent permitted by law, each Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that the Person is or was a Director, officer, employee, Tax Matters Partner or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Person’s conduct was unlawful.

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To the extent that a present or former Director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section 17.3(a), or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith.

Each of the Persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants at the Company’s expense, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided, that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

(b) Any indemnification of a present or former Director, officer, employee or agent of the Company under Section 17.3(a) or (c) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent of the Company is proper in the circumstances because the Person has met the applicable standard of conduct set forth in Section 17.3(a) or pursuant to Section 17.3(c), as the case may be. Such determination shall be made, with respect to a Person who is a Director, officer, employee or agent of the Company at the time of such determination, (1) by a majority vote of the Directors who are not parties to any such action, suit or proceeding, even though less than a quorum, (2) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, (3) if there are no such Directors, or if a majority, even though less than a quorum, of such Directors so direct, by independent legal counsel in a written opinion, or (4) by the Members. The indemnification, and the advancement of expenses incurred in defending a action, suit or proceeding prior to its final disposition, provided by or granted pursuant to this Agreement shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, other provision of this Agreement, vote of Members or Independent Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 17.3, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any Person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(c) The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition, to any Person who is or was an employee or agent of the Company or any Subsidiary of the Company (other than those Persons indemnified pursuant to clause (a) of this Section 17.3) and to any Person who is or was serving at the request of the Company or a Subsidiary of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or a Subsidiary of the Company, to the fullest extent of the provisions of this Agreement with respect to the indemnification and advancement of expenses of directors, officers, employees, and agents of the Company. The payment of any amount to any Person pursuant to this clause (c) shall subrogate the Company to any right such Person may have against any other Person.

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(d) To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by a Director, officer, employee or agent of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in this Section 17.3.

With respect to any Person who is a present or former Director, officer, employee or agent of the Company, any undertaking required by this Section 17.3(d) shall be an unlimited general obligation but need not be secured and shall be accepted without reference to financial ability to make repayment; provided, however, that such present or former Director, officer, employee or agent of the Company does not transfer assets with the intent of avoiding such repayment.

(e) The indemnification and advancement provided in this Section 17.3 is intended to comply with the requirements of, and provide indemnification and advancement rights substantially similar to those that may be available to directors, officers, employees and agents of corporations incorporated under, the DGCL as it relates to the indemnification of officers, directors, employees and agents of a Delaware corporation and, as such (except to the extent greater rights are expressly provided in this Agreement), the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, the DGCL.

(f) Any notice, request or other communications required or permitted to be given to the Company under this Section 17.3 shall be in writing and either delivered in person or sent by facsimile, electronic mail, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary, as the case may be.

(g) To the fullest extent permitted by the law of the State of Delaware, each Director, officer, employee and agent of the Company agrees that all actions for the advancement of expenses or indemnification brought under this Section 17.3 or under any vote of Members or Independent Directors or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought exclusively in the Court of Chancery of the State of Delaware. Each of the parties hereto agrees that the Court of Chancery of the State of Delaware may summarily determine the Company’s obligations to advance expenses (including attorneys’ fees) under this Section 17.3.

(h) Notwithstanding anything to the contrary contained in paragraphs (a) to (g) above, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

(i) The Company may not incur the cost of that portion of liability insurance which insures the Advisor or its Affiliates for any liability as to which the Advisor or its Affiliates is prohibited from being indemnified under this section.

(j) The advancement of Company funds to the Advisor or its Affiliates for reasonable legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

(i) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or its subsidiaries.

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(ii) The Advisor or its Affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which found not to be entitled to indemnification.

Section 17.4 Express Exculpatory Clauses in Instruments. Neither the Members nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Members, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Member, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

ARTICLE XVIII

AMENDMENTS

Section 18.1 Amendments by the Board of Directors. Subject to Sections 18.2 and 18.3 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the Board of Directors without the Consent of the Majority of the Members to effect any change in this Agreement for the benefit or protection of the Members or the Special Unitholder, or as otherwise permitted by this Agreement, including:

(a) to add to the representations, duties or obligations of the Board of Directors or to surrender any right or power granted to the Board of Directors herein;

(b) to create any class or series of Shares, to increase the number of the Company’s authorized Shares or to issue additional Shares of authorized by unissued Shares;

(c) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

(d) to preserve the status of the Company as a “partnership” under the Delaware Act or any comparable law of any other state in which the Company may be required to be qualified;

(e) to ensure that the Company will not be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

(f) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission, by any other federal or state regulatory body or other agency (including any “blue sky” commission) or by any government administrator or similar such official;

(g) to permit the Shares to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

(h) if the Company is advised by counsel, by the Company’s accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such counsel, such accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

(i) to change the name of the Company or the location of its principal office.

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Section 18.2 Amendments with the Consent of the Majority of the Members. In addition to the amendments permitted to be made by the Board of Directors pursuant to Section 18.1, the Board of Directors may propose to the Members, in writing, any other amendment to this Agreement. The Board of Directors may include in any such submission a statement of the purpose for the proposed amendment and of the Manager’s opinion with respect thereto. Upon the Consent of the Majority of the Members, such amendment shall take effect; provided, however, that no such amendment shall increase the liability of any Member or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Shares owned) any Member’s share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the Company without in each case the consent of each Member affected thereby;

Section 18.3 Amendments With The Consent of the Special Unitholder. Any amendment to this Agreement as provided herein that adversely affects the interests of the Special Unitholder shall be subject to the consent of the Special Unitholder.

ARTICLE XIX

ROLL-UP TRANSACTIONS

In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s assets shall be obtained from an Independent Expert. The Company’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Members. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Members in connection with a proposed Roll-Up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed as an exhibit to the registration statement with the Securities and Exchange Commission and with any state where such securities are registered. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holder of Shares who vote against the proposed Roll-Up Transaction the choice of:

(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b) one of the following:

(i) remaining as Members of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(ii) receiving cash in an amount equal to the Members’ pro rata share of the appraised value of the net assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(c) that would result in the holder of Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Section 12.22(a) of this Agreement;

(d) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(e) in which investor’s rights to access of records of the Roll-Up Entity will be less than those required by the laws of the state in which the Roll-Up Entity was formed; or

(f) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is rejected by the holders of Shares.

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ARTICLE XX

DURATION AND DISSOLUTION OF THE COMPANY

Section 20.1 Duration. The Company shall continue perpetually unless terminated pursuant to Section 20.3 or pursuant to any applicable provision of the Act.

Section 20.2 Authority of Directors. Subject to the provisions of any class or series of Shares at the time outstanding, the Board of Directors shall have the power to dissolve or liquidate the Company; provided, however, that except as otherwise permitted by law, such action shall have been approved, at a meeting of the Members called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon (other than a sale in the ordinary course of the Company’s business, as to which no such vote is required).

Section 20.3 Dissolution.

(a) Events Causing Dissolution. The Company shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):

(i) the adoption of a resolution by a majority vote of the Board of Directors approving the dissolution of the Company and the approval of such action by the affirmative vote of Members as provided in Section 20.2; or

(ii) the Sale of all or substantially all of the assets of the Company; or

(iii) the operations of the Company shall cease to constitute legal activities under the Act or any other applicable law; or

(iv) any other event which causes the dissolution or winding-up of the Company under the Delaware Act to the extent not otherwise provided herein.

(b) Winding-Up of the Company. Upon the occurrence of a Dissolution Event, the winding-up of the Company and the termination of its existence shall be accomplished as follows:

(i) The Board of Directors shall proceed to wind up the affairs of the Company and all of the powers of the Board of Directors under this Agreement shall continue, including the powers to fulfill or discharge the Company’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Company to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business;

(ii) In connection with the winding up of the affairs of the Company, the Board of Directors shall liquidate the assets as promptly as is consistent with obtaining current fair market value of such assets;

(iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Company may distribute the remaining assets of the Company among the Members and the Special Unitholder, in accordance with Section 9.2(a)(iii), so that after payment in full or the setting apart for payment of such preferential amounts, to the extent that such distribution is consistent with the Act or any provision of this Agreement or other applicable law; and

(iv) Upon completion of the distribution of the Company property as provided in Section 20.3(a), the Board of Directors shall cause the filing of a certificate of cancellation with the Secretary of State of the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions in which the Company shall be qualified to transact business, and shall take such other actions as may be necessary to terminate the Company.

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(c) Application of Liquidation Proceeds Upon Dissolution. Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Company shall be applied as follows and in the following order of priority:

(i) first, to the payment of creditors of the Company in order of priority as provided by law, except obligations to Members or their Affiliates;

(ii) next, to the setting up of any reserve that the Board of Directors (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Company or the Members; such reserve may, in the sole and absolute discretion of the Board of Directors (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the Board of Directors (or such other Person effecting the winding-up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (iii)-(v) of this Section 20.3(c).

(iii) next, to the payment of all obligations to the Members in proportion to, and to the extent of advances made by, each Member pursuant to the provisions of this Agreement;

(iv) next, to the payment of all reimbursements to which the Board of Directors or any of its Affiliates may be entitled pursuant to this Agreement; and

(v) thereafter, to the Members, within the time period specified in Treasury Regulations Section 1.704-1(b)(2) (ii)(b)(2), in proportion to, and to the extent of, the positive balances of their Capital Accounts.

ARTICLE XXI

MISCELLANEOUS

Section 21.1 Covenant to Sign Documents. Each Member covenants, for himself or herself and his or her successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including the Certificate and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Company shall conduct its business.

Section 21.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid.

Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Directors or to the Company shall be delivered to the Company’s principal place of business, as set forth in Article V above or as hereafter charged as provided herein.

Section 21.3 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

Section 21.4 Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

Section 21.5 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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Section 21.6 Application of Delaware law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Delaware applicable to contracts to be made and performed entirely in such state.

Section 21.7 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

Section 21.8 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

Section 21.9 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a Director on behalf of the Members as their attorney-in-fact.

Section 21.10 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company or to cause the Company to be dissolved or liquidated.

Section 21.11 Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article X and XI.

Section 21.12 No Third Party Beneficiaries. For the avoidance of doubt, except for the Indemnitees, there are no intended or unintended third party beneficiaries of this Agreement (it being understood that each Indemnitee is an express third party beneficiary with respect to the provisions of this Agreement applicable to them as if they were parties to this Agreement).

[signature page follows]

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IN WITNESS WHEREOF, the undersigned has caused this Third Amended and Restated Limited Liability Company Operating Agreement to be signed, and attested to, on this 27th day of June, 2014.

ADVISOR:

GREENBACKER CAPITAL MANAGEMENT LLC

By:	/s/ Richard Butt
Name: Richard Butt
Title: Chief Financial Officer

ATTEST: NOTARY PUBLIC

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IN WITNESS WHEREOF, the undersigned has caused this Third Amended and Restated Limited Liability Company Operating Agreement to be executed on this 27th day of June, 2014.

MEMBER:

By:	/s/ Charles Wheeler
Name: Charles Wheeler
Title: Co-Chief Executive Officer, Greenbacker Group, LLC

ACCEPTED BY:

ADVISOR:

GREENBACKER CAPITAL MANAGEMENT LLC

By:	/s/ Richard Butt
Name: Richard Butt
Title: Chief Financial Officer

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SCHEDULE A

Officers

Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Directors, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Directors or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Directors from time to time.

President. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a Chief Operating Officer by the Directors, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.

Chief Financial Officer. The Chief Financial Officer (or Treasurer, should there be one appointed) shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of business transactions of the Company, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital of the Company. The books of account shall at all reasonable times be open to inspection by any Director. The Chief Financial Officer or Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Directors. He or she shall disburse the funds of the Company as may be ordered by the Directors, shall render to the Chief Executive Officer and the Directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer or Treasurer and of the financial condition of the Company and shall have other powers and perform such other duties as may be prescribed by the Directors or the Chief Executive Officer or this Agreement.

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